Exhibit 10(d)


      [Information below, marked with [**], has been omitted pursuant to a request for confidential treatment. A complete copy of this document has been supplied to the Securities and Exchange Commission under separate cover. Approximately 44 pages (including schedules) have been omitted pursuant to the request for confidential treatment.]

          TOY LICENSE AGREEMENT BETWEEN LUCAS LICENSING LTD. AND HASBRO
                          DATED AS OF OCTOBER 14, 1997

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                              TOY LICENSE AGREEMENT

                                TABLE OF CONTENTS

1.  GRANT OF LICENSE ........................................................1

2.  TERM AND TERRITORY.......................................................2

3.  RESTRICTIONS.............................................................4

4.  OBLIGATIONS OF LICENSEE..................................................8

5.  LICENSOR APPROVALS.......................................................9

6.  [**]....................................................................11

7.  ADVANCE.................................................................11

8.  ROYALTIES AND OTHER CONSIDERATION.......................................12

9.  STATEMENTS AND PAYMENTS.................................................14

10. TAXES...................................................................16

11. RECORDS AND AUDITS......................................................16

12. COPYRIGHT AND TRADEMARK NOTICES.........................................17

13. OWNERSHIP...............................................................18

14. PROMOTIONAL VALUE, TRADEMARK RIGHTS AND GOODWILL........................20

15. APPROVAL OF MANUFACTURERS...............................................21

16. CONFIDENTIALITY.........................................................22

17. PRODUCT SAMPLES.........................................................23

18. INTENTIONALLY DELETED...................................................24

19. REPRESENTATIONS AND WARRANTIES..........................................24

20. INDEMNITIES.............................................................25

21. INSURANCE...............................................................27

22. EXPIRATION AND TERMINATION..............................................28

23. RESERVED RIGHTS.........................................................31

24. DEFINITIONS.............................................................31

25. GENERAL.................................................................39


                                       i
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            SCHEDULE I -      PERMITTED LICENSEE AFFILIATES

            SCHEDULE II -     LICENSED PRODUCTS

            SCHEDULE III-     ADVANCES AND MINIMUM SALES LEVELS

            SCHEDULE IV -     EXCLUDED DISTRIBUTION CHANNELS

            SCHEDULE V -      LICENSOR TRADEMARKS

            SCHEDULE VI -     EXCLUDED COUNTRIES

            SCHEDULE VII -    [**]

            SCHEDULE VIII -   MARKET CATEGORIES

            SCHEDULE IX -     GIFT MARKET DEFINITION

            EXHIBIT A -       TRADEMARK LICENSE AGREEMENT

            EXHIBIT B -       APPROVAL OF SUBLICENSEE AGREEMENT

            EXHIBIT C -       STANDARD APPROVAL FORM

            EXHIBIT D -       ROYALTY REPORT FORM

            EXHIBIT E -       THIRD PARTY COPYRIGHT ASSIGNMENT

            EXHIBIT F -       APPROVAL OF MANUFACTURER AGREEMENT


                                       ii
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                              TOY LICENSE AGREEMENT

This LICENSE AGREEMENT (the "Agreement") is made and entered into as of October 14, 1997, between Lucas Licensing Ltd., a California corporation ("Licensor"), on the one hand located at P. O. Box 2009, San Rafael, CA 94912, and Hasbro, Inc., a Rhode Island corporation, located at 1027 Newport Ave., Pawtucket, R.I. 02862-1059, Hasbro International, Inc. a Delaware Corporation, located at 1027 Newport Ave., Pawtucket, R.I. 02862-1059, and all Permitted Licensee Affiliates (jointly and severally "Licensee" or "Hasbro") on the other hand.

WHEREAS:

      A. Licensor is a California corporation engaged in the licensing of entertainment intellectual properties related to the "Pictures" (as hereinafter defined);

      B. Licensor owns or controls rights in respect of the Licensed Property (as hereinafter defined);

      C. Licensee is engaged in the manufacture, distribution and sale of consumer products in the form of toys including, without limitation, toys based on entertainment intellectual properties licensed from third parties; and

      D. Licensee wishes to be licensed to use the Licensed Property for the manufacture, distribution and sale of Licensed Products in the Territory and Licensor has agreed to license rights in the Licensed Property to Licensee, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    GRANT OF LICENSE.

      Subject to the terms and conditions of this Agreement, and in consideration for all of Licensee's warranties, representations and obligations hereunder, including, without limitation, Licensee's agreement to pay and actual payment to Licensor of the Royalties and Advances, Licensor grants to Licensee a non-transferable, non-assignable (except as otherwise specified in Subparagraph 25.1 hereinbelow) license during the Term and throughout the Territory:

      1.1. to develop, design, manufacture, distribute, advertise, publicize, market and sell the Licensed Products set forth in Schedule II attached hereto, for sale to retail Customers through all channels of wholesale and retail distribution permitted hereunder; and

      1.2. to reproduce the Licensed Property and to use the Licensor Trademarks on and in connection with the Licensed Products and containers, packaging, display and promotional material and in Consumer Marketing for the Licensed Products as provided in this Agreement. Concurrently with its execution of this Agreement, Licensee shall execute a Trademark License Agreement with Licensor on Licensor's then-current form for such



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      agreements (the "Trademark License Agreement"), a current copy of which form is attached hereto and by this reference incorporated herein as Exhibit A.

      Licensor shall in a timely manner make available to Licensee such materials as may be available for use in exercising Licensee's rights hereunder, subject to the confidentiality provisions of Subparagraph 16.1 hereinbelow.

2.    TERM AND TERRITORY.

      2.1.  Term.

            (a) Unless earlier terminated as provided in this Agreement, including, without limitation, pursuant to this Subparagraph 2.1, the term of Licensee's rights pursuant to this Agreement (the "Term") shall consist of the time period commencing as of the date hereof (subject to Subparagraph 25.15 hereinbelow) and ending on the later of: (i) the final day of the third Calendar Year following the Calendar Year in which the initial general theatrical release in the United States (the "U.S. Release Date") of Episode III occurs; and
            (ii) December 31, 2007 (such later day constituting the "Expiration Date").

            (b) Notwithstanding anything to the contrary contained herein or otherwise, the Term shall terminate as set forth below:

                  (i) if the U.S. Release Date of Episode I does not occur on or before June 30, 2004 (the "Episode I Outside Date"), then the Term shall terminate as of the Episode I Outside Date;

                  (ii) if the U.S. Release Date of Episode I occurs on or before the Episode I Outside Date, but the U.S. Release Date of Episode II does not occur prior to the date which is five (5) years following the U.S. Release Date of Episode I (the "Episode II Outside Date"), then the Term shall terminate as of the later of the Episode II Outside Date and December 31, 2007; or

                  (iii) if the U.S. Release Date for Episode I occurs on or before the Episode I Outside Date and the U.S. Release Date of Episode II occurs on or before the Episode II Outside Date, but the U.S. Release Date of Episode III does not occur on or before the date which is five (5) years after the U.S. Release Date of Episode II (the "Episode III Outside Date"), then the Term shall terminate as of the later of the Episode III Outside Date and December 31, 2007.

      2.2. Territory. The territory of Licensee's rights hereunder (the "Territory") consists of the following applicable locations for the following applicable Licensed Products:

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--------------------------------------------------------------------------------
        Licensed Product                                 Territory
--------------------------------------------------------------------------------
Standard Toys (excluding Novelty Candy,      Enumerated countries and groupings
Coloring Toys, Mechanical Design Toys        of countries set forth in Column A
and Craft Kits);                             of Schedule III attached hereto
                                             (each such enumerated country or
Non-Standard Board Games; and                grouping of countries a
                                             "Sub-Territory" herein) and all
Electronics/Hand-Held ("E/H")                other countries that currently
                                             exist or which may hereafter exist
                                             during the Term (other than the
                                             specific excluded countries listed
                                             in Schedule VI);
--------------------------------------------------------------------------------
All Games and Puzzles ("G/P") (other         United States and Canada
than Non-Standard Board Games); Novelty
Candy; Coloring Toys; Mechanical Design
Toys; and Craft Kits
--------------------------------------------------------------------------------

      Licensee's exercise of the rights granted under this Agreement in any country in the Territory that is not part of a Sub-Territory hereunder (each such country a "ROW Country") shall not entail any payment of Advances under Paragraph 7 of this Agreement, but shall entail payment of Royalties under Paragraph 8 of this Agreement. Notwithstanding the foregoing, the sole activity of manufacturing a Licensed Product outside of the applicable Territory hereunder may take place in a country outside of the Territory if the terms and conditions of Paragraph 15 hereinbelow have been first satisfied and so long as no Licensed Product manufactured in such country is distributed by Licensee (or with Licensee's express or implied authority) from such country for the "sale" thereof (as defined in Subparagraph 8.2 hereinbelow) to a Customer outside of the Territory. Subject to Paragraph 23 hereinbelow, if Licensor elects to license to any third party the right to manufacture, distribute and sell during the Term of this Agreement any Licensed Product in any country outside of the Territory, then Licensor shall notify Licensee of such election in writing. Licensee shall thereafter have thirty (30) days from the date of such notice to negotiate and enter into a written agreement regarding such license which agreement shall incorporate all of the terms and conditions of this Agreement except for Paragraph 7 (Advance) and Paragraph 4 (Minimum Sales Levels) hereinbelow; provided, however, that neither Licensee nor Licensor shall be obligated to enter into an agreement with respect to such license. For purposes of this Agreement, a country shall be deemed to include all territories and possessions thereof.

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3.    RESTRICTIONS.

      3.1.  Distribution.

            (a) General. Licensee shall not have the right:

                  (i) to distribute or sell (or authorize any entity to distribute or sell) any Licensed Product other than to a "bona fide and recognized" (as such term is commonly understood in the U.S. toy industry) third party wholesale entity for distribution directly to a Retail Entity, or directly to a bona fide and recognized third party Retail Entity (whether such third party Retail Entity is a third party "traditional retail store" (as that term is commonly understood in the U.S. toy industry), a third party direct-to-consumer paper-printed catalog company or direct mail company, a third party Internet Retail Entity or, subject to Subparagraph 3.1(c) hereinbelow, a third party Electronic Retailer). In particular, but not by way of limitation, Licensee shall not distribute any Licensed Product through any channel, method or outlet of distribution denoted as an Excluded Distribution Channel on Schedule IV attached hereto;

                  (ii) to distribute or sell (or authorize any entity to distribute or sell) any Licensed Product to any party if Licensee knows, or in the exercise of its reasonable good faith business judgment should know, that such distribution or sale will result in the distribution for sale or resale of any Licensed Product outside of the Territory;

                  (iii) to conduct or authorize any entity to conduct Consumer Marketing disseminated outside of the Territory for any Licensed Product; or

                  (iv) except with Licensor's prior written approval, to distribute or sell any Licensed Product to any Closeout Store in any country prior to the date eighteen (18) months after the initial "sale" (as such term is defined in Subparagraph
                  8.2 hereinbelow) of such Licensed Product to a Customer in such country.

            (b) Licensor Channels. Notwithstanding the rights licensed to Licensee hereunder, Licensor shall also have the right to distribute and/or sell any Licensed Product purchased from Licensee, any Licensee Affiliate or Sublicensee through any Licensor Channel and, in this connection, Licensor shall purchase or require to be purchased from Licensee, a Licensee Affiliate or a Sublicensee any Licensed Product for which Licensee has exclusive rights hereunder and which is to be sold through a Licensor Channel, provided, Licensee shall manufacture and supply to Licensor or to Licensor's designee those numbers of such Licensed Product as Licensor shall request for the applicable Licensor Channel, and Licensee shall sell such Licensed Product to Licensor or to Licensor's designee at the lowest price and on the most favorable terms given by Licensee, a Licensee Affiliate or a

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            Sublicensee to a Customer for the same or comparable quantities of such Licensed Product being sold and delivered on comparable terms and conditions, whether or not such Licensed Product is Account Specific Merchandise, F.O.B. Product or otherwise. Notwithstanding the foregoing, in the case of Account Specific Merchandise, the foregoing obligation shall be subject to Licensee having received the consent of the person for whom such Account Specific Merchandise was created.

            (c) Internet/Electronic Retailers. Licensee shall not have the right to manufacture, distribute and/or sell (or authorize any entity to manufacture, distribute or sell) any Licensed Product:

                  (i) through the Internet (except for the transmission, reception, recordation or display of information relating to a purchase order placed by a person to whom Licensee is permitted to sell under Subparagraph 3.1(a)(i) and except if such distribution or sale is through a bona fide and recognized third party Internet Retail Entity pursuant to Subparagraph 3.1[a][i] hereinabove, or through a Licensor Channel as permitted pursuant to Subparagraph 3.1[b] hereinabove) without Licensor's prior written approval in each instance; or

                  (ii) through any Electronic Retailer except that, at Licensor's request, Licensee is hereby licensed to supply to Licensor or to Licensor's designee such specific Licensed Products to such specific Electronic Retailer(s) as Licensor may approve in advance in writing.

      3.2. Exclusivity. The rights licensed to Licensee hereunder shall be exclusive for Standard Toys (except for the Standard Toys defined as Plush, Craft Kits and Novelty Candy, for which Licensee's rights hereunder shall be non-exclusive), for G/P and for E/H, except as otherwise set forth in Schedule II.

      3.3.  Sublicenses.

            (a) Approval of Sublicensee Agreement. Licensee shall have no right to sublicense to any entity (including to a distributor or to a Licensee Affiliate that is not a Permitted Licensee Affiliate) any right licensed to it hereunder (other than the right to manufacture any Licensed Product, which shall be subject to Paragraph 15 hereinbelow) or transfer or dispose of any Licensed Property to any distributor, including to a Licensee Affiliate that is not a Permitted Licensee Affiliate or to any other third party unless and until: (i) Licensor has provided Licensee with its prior written approval of the proposed sublicensee and the terms and conditions of any and all agreements between Licensee and such proposed sublicensee (and any modifications thereof, whether oral or written) for such sublicense (collectively the "Sublicense Agreement"); (ii) such sublicensee shall have executed an Approval of Sublicensee Agreement with Licensor in substantially the form of Licensor's then-current form for such agreement, as such form may be revised by Licensor in its

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            reasonable discretion from time to time (any such sublicensee and all affiliated and related entities of such Sublicensee approved by Licensor for which an Approval of Sublicensee Agreement is fully executed, a "Sublicensee" herein); (iii) such Sublicensee shall agree in the Sublicense Agreement to be fully bound at all times by the terms and conditions of the following paragraphs and subparagraphs of this Agreement adjusted as appropriate: 3.1, 3.4, 3.5, 3.7, 3.8, 11.1, 11.2, 12, 13.2-13.8, 14, 16, 17, 19.1(c),
            19.1(d) and 19.1(e); (iv) such Sublicensee shall execute a Trademark License Agreement with Licensor; and (v) such Sublicensee shall further agree in such Approval of Sublicensee Agreement that Licensor shall be a third party beneficiary thereof. A copy of Licensor's current form for Approval of Sublicensee Agreement is attached hereto as Exhibit B. The sublicense by Licensee of any rights licensed to Licensee hereunder shall in no manner whatsoever affect or otherwise diminish or relieve any of Licensee's obligations hereunder, and Licensee shall execute, and shall ensure that each prospective Sublicensee executes, the Approval of Sublicensee Agreement. The failure by a Sublicensee to adhere to the terms of the Approval of Sublicensee Agreement or the Sublicensee Agreement shall not be imputed to Licensee unless such Sublicensee is a controlled affiliate of Licensee or Licensee fails to comply with its obligations under Subparagraph 3.3(b) hereinbelow.

            (b) Enforcement of Sublicense Agreement. Licensee agrees to include and strictly enforce in each Sublicense Agreement all of the terms and conditions of this Agreement relevant to the sublicense to Sublicensee of any right licensed to Licensee hereunder. Licensee shall advise Licensor of any material breach thereof by a Sublicensee and of any corrective action taken by Licensee or by such Sublicensee as well as the results thereof. Licensee shall use its best efforts to cause such Sublicensee to cure such breach and, at the written request of Licensor following such breach, Licensee shall terminate such Sublicense Agreement, subject to the same cure provisions as are applicable to Licensee in Subparagraph 22.2(a) hereinbelow. Licensee hereby appoints Licensor its attorney-in-fact solely for the purpose of sending a notice of termination, subject to the immediately preceding sentence, in order to terminate such Sublicense Agreement or any specific rights thereunder, which appointment is irrevocable and coupled with an interest; provided, however, that Licensor will indemnify and hold harmless Licensee for damages resulting from knowingly making a material misstatement in connection with the exercise of such power of attorney.

      3.4. (a) No Rights to Products Other Than Licensed Products. Other than the products, goods and articles defined in Schedule II as "Licensed Products," all products, goods, items, devices and articles of any kind based on or incorporating the Licensed Property are expressly excluded from the rights licensed to Licensee pursuant to this Agreement and are expressly reserved to Licensor. For the avoidance of doubt, Licensee acknowledges and agrees that Micro Toys and "Model Kits" (as hereinafter defined) do not constitute Licensed Products and are expressly excluded from this Agreement. The term "Model Kits," as used in this Agreement, means [**].

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            (b) No Joint or Cross Distributing, Promoting or Selling. No
            Licensed Product shall be jointly or cross distributed, marketed, promoted or sold with any product or service (other than another Licensed Product manufactured hereunder) without Licensor's prior written consent in each instance.

      3.5. Other Products. Licensee acknowledges and agrees that the fact that a Licensed Product is capable (whether or not by means of any electronic media or through the use of any electronic feature, mechanical feature, sound effect, light feature, mechanism or otherwise) of interacting with another product, good, item, device or article that is not a Licensed Product (the "Other Product") does not render such Other Product a Licensed Product hereunder or confer to Licensee any rights hereunder with respect to the use of the Licensed Property in conjunction with such Other Product.

      3.6. Licensor Third Party Obligations. Notwithstanding anything to the contrary contained in this Agreement or otherwise, but without limitation of Licensor's other rights and remedies:

            (a) Licensee acknowledges that Licensor may have heretofore executed agreements with third parties which may encompass rights with respect to some or all of the Licensed Products and/or which may grant to such third parties the right to dispose of, distribute and sell Licensed Products during their respective sell-off periods, which sell-off periods may occur during the Term, and that such sell-off rights shall not violate the terms of this Agreement; in this connection, Licensor agrees to disclose the identity of such third parties, the Licensed Products covered and the dates of their respective sell-off periods; provided, however, that the inadvertent failure by Licensor to disclose such information shall not constitute a breach hereunder, and such disclosure shall be subject to any applicable confidentiality restrictions; and

            (b) Licensor shall have the unrestricted right, prior to the expiration or termination of the Term to provide for the disposition of any or all of the rights licensed to Licensee hereunder, including, without limitation, entering into agreements with any third party(ies) which provide for the right for such third party(ies) to design, manufacture and/or distribute Licensed Products anywhere in the Territory, provided, that such agreement(s) shall not authorize the shipment of Licensed Products to customers on a date that would allow such Licensed Products to be sold to end users at retail prior to the expiration or termination of the Term.

      3.7. No Similar Products or Dumping of Licensed Products. Licensee recognizes and acknowledges that the Licensed Property, and all elements thereof, and the goodwill associated with the same are material and substantial business assets of Licensor. In that connection, Licensee agrees that, during the Term and throughout the Territory, Licensee:

            (a) will not Dump any Licensed Product in any country of the Territory during the Term and during any Sell-Off Period, subject to applicable law;

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            (b) will not manufacture, distribute or sell any merchandise or authorize the manufacture, distribution or sale of any merchandise bearing any artwork or other representation which is confusingly similar to or which disparages the Licensed Property (or any element thereof); and

            (c) shall use its best efforts to sell Licensed Products at a price which, in its reasonable, good faith business judgment, represents the best attainable price from its Customers.

      3.8. No Sales Prior to January 1, 1999. Notwithstanding anything to the contrary contained in this Agreement (other than Subparagraph 25.17):

            (a) with respect to all Licensed Products set forth on Schedule II other than E/H, Licensee shall not sell or distribute, or authorize the sale or distribution of, any Licensed Product (other than E/H) manufactured hereunder to a retail or wholesale entity for such entity's receipt anywhere in the Territory prior to January 1, 1999, except as the parties may otherwise mutually agree; and

            (b) with respect to all Licensed Products set forth on Schedule II and defined as E/H, Licensee shall not manufacture, distribute, market, promote or sell or authorize the manufacture, distribution, marketing, promotion or sale of such Licensed Product prior to January 1, 1999, except as the parties may otherwise mutually agree.

      3.9. Gift Market Other than with respect to a Gift Market Product sold in the Gift Market, Licensor shall not license to any third party the right to sell through any Excluded Distribution Channel any Licensed Product that is exclusively licensed to Licensee hereunder without Licensee's prior written consent.

4.    OBLIGATIONS OF LICENSEE.

      4.1. [**].

      4.2. Minimum Sales Levels. Licensee shall exercise reasonable commercial efforts to ensure that Net Sales during each time period for which a Marketing Plan is due hereunder will be equal to or exceed the Sales Projections set forth in such Marketing Plan as approved by Licensor for such time period including the Net Sales outlined in Column D of Schedule III for Calendar Years 1999 and 2000 (the "Minimum Sales Levels"); provided, however, the parties agree that such Sales Projections are predicated upon the assumption that Episode I will have a U.S. Release Date between May 1 and June 30, 1999, and if the U.S. Release Date occurs after June 30, 1999, then the parties agree to adjust such Sales Projections in good faith.

      4.3. [**].

      4.4. [**].

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      4.5. [**].

      4.6. [**].

      4.7. [**].

5.    LICENSOR APPROVALS.

      5.1. Creative Materials. Licensor will have the right to approve in the good faith exercise of its discretion the following material, in accordance with the procedures set forth in Subparagraph 5.2 hereinbelow:

            (a) the Licensed Products, including, but not limited to, the initial concepts, design documents, scripts, copy, alpha version, beta version, unpainted sculpts, painted sculpts, prototypes and manufacturing samples;

            (b) any (i) Artwork and Film Clips and (ii) all other audio and/or visual materials (including, without limitation, artwork, photographs, images and designs) incorporating any part of the Licensed Property, including, without limitation, initial concepts, preliminary designs and final artwork intended for any uses hereunder (the "Designs"); and

            (c) any and all cartons, containers, packaging, instructions, tags, labeling and wrapping material for the Licensed Products and any and all Consumer Marketing, publicity, promotional and similar materials for the Licensed Products (including, by way of illustration, but not limitation, catalogs, trade advertisements, flyers, sales sheets, labels, package inserts and display materials) which are used in connection with the Licensed Products and which make use of any of the Licensed Property, as well as any trade or other Consumer Marketing or similar announcements intended to advise potential customers of the rights acquired by Licensee under this Agreement, whether or not such materials make use of the Licensed Property (collectively the "Consumer Marketing Materials").

All materials submitted in a language other than English will be accompanied by a complete and accurate English translation. Licensee shall ensure that all Licensed Products, in their finished goods form, shall in all material respects reflect and be accurate representations of the prototypes for the Licensed Products as approved by Licensor, and Licensee's failure to do so shall be deemed to be a material breach of this Agreement, provided that Licensee shall be entitled to cure such breach as provided in Subparagraph 22.2(a) hereinbelow.

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      5.2.  Approval Procedure.

            (a)   In General.

                  (i) [**].

                  (ii) Creative Materials: Licensee will submit to Licensor, along with Licensor's Standard Approval Form attached hereto as Exhibit C, the Licensed Products, the Designs, Consumer Marketing Materials and Copyright Materials for Licensor's approval, subject to Subparagraph 25.10 hereinbelow, prior to manufacture, printing, production, duplication, distribution, sale or other use by Licensee thereof and each and every modification thereto. If Licensor requires alterations prior to an approval, then such alterations shall be made at Licensee's sole cost and shall be submitted to Licensor for further written approval in accordance with this Subparagraph
                  5.2. Licensee agrees to strictly adhere to all of Licensor's product approval procedures, and to comply with Licensor's style and legal guides provided to Licensee's representative, and use best efforts to cause all parties with whom Licensee contracts relative to the Licensed Products to do so, and, where necessary, to incorporate changes in compliance therewith. Any modification of any Licensed Product, Design, Consumer Marketing Material and/or Copyright Material must be re-submitted in advance for Licensor's written approval as if it were a new Licensed Product, Design, Consumer Marketing Material and/or Copyright Material. Licensee agrees not to change the Licensed Product, Design, Consumer Marketing Material or Copyright Material, as the case may be, without first submitting to Licensor samples showing such proposed changes and obtaining Licensor's written approval of such samples.

            (b) Licensor's Approvals. Any product, good or article not approved in writing by Licensor prior to the manufacture thereof [**] shall not be a Licensed Product and Licensee shall have no right to manufacture, market, distribute, sell or exercise any other right licensed to it hereunder with respect to such product, good or article in such Sub-Territory. Licensor's approval of any Copyright Materials in accordance with this Subparagraph 5.2 with respect to a specific Licensed Product shall not be deemed to be approval for the use of any part of such Copyright Materials with respect to another Licensed Product.

            (c) Third Party Sourcing. Licensee shall not have the right to use any artwork or other creative material incorporating elements of the Licensed Property used in connection with the products, goods or articles of third parties (including, without limitation, books, comics and trading cards), without first advising Licensor in writing of the third party which had used such artwork and without first obtaining Licensor's written approval thereof in accordance with this Paragraph 5.

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      5.3. Pre-Existing Approvals: Licensor hereby acknowledges and affirms the written approvals given by it pursuant to the Prior Agreement (as hereinafter defined) in respect of any Copyright Materials prepared by Licensee and any Licensed Products manufactured pursuant to any of the "Prior Agreements" (as hereinafter defined) as well as (a) Licensee's right to use such Copyright Materials hereunder through September 30, 1998, and (b) Licensee's right to manufacture, distribute and sell any such Licensed Product during the Term and pursuant to the terms and conditions of this Agreement, including, without limitation, the Marketing Plans approved hereunder. The "Prior Agreements" means the following agreements: (i) agreement between Licensor and Hasbro, Inc., dated as of May 1, 1993, as amended (the "Toy Agreement"); (ii) agreement between Licensor and Hasbro, Inc., dated as of October 26, 1994, as amended (the "Games Agreement"); and (iii) agreement between Licensor and Hasbro, Inc., dated as of October 26, 1994, as amended (the "Puzzle Agreement").

6.    [**].

      6.1.  [**].

      6.2.  [**].

      6.3.  [**].

7.    ADVANCE.

      7.1. Advance. Licensee agrees to pay to Licensor, an advance of Four Hundred Fifty Million Dollars ($450,000,000), payable in the following amounts at the following times:

            (a) One Hundred Million Dollars ($100,000,000) thereof, payable on the initial shipment of any Licensed Product incorporating elements of Episode I that is sold to a Customer hereunder;

            (b) One Hundred Fifty Million Dollars ($150,000,000) thereof, contingent upon the occurrence of the initial general theatrical release in the United States of Episode I and payable on the U.S. Release Date of Episode I;

            (c) One Hundred Million Dollars ($100,000,000) thereof, contingent upon the occurrence of the initial general theatrical release in the United States of Episode II and payable on the U.S. Release Date of Episode II; and

            (d) One Hundred Million Dollars ($100,000,000) thereof, contingent upon the occurrence of the initial general theatrical release in the United States of Episode III and payable on the U.S. Release Date of Episode III.

      In the event that the U.S. Release Date of Episode I does not occur on or before the Episode I Outside Date, then any portion of the Advance payment made pursuant to Subparagraph 7.1(a) hereinabove that has not been recouped by Licensee from Royalties


                                       11
<PG$PCN>

      earned on or before the Episode I Outside Date shall be refunded to Licensee within thirty (30) days following the Episode I Outside Date. [**].

      7.2.  [**].

8.    ROYALTIES AND OTHER CONSIDERATION.

      8.1. Royalty Percentage. Licensee will pay to Licensor sums ("Royalties") equal to the following applicable percentage of Net Sales ("Royalty Percentage") for Net Sales of each unit of a Licensed Product:

            (a) Basic Figures: With respect to Net Sales of each unit of Basic
            Figures: [**] of cumulative Net Sales of all Basic Figures throughout the Territory, subject to the provisions of Subparagraph 8.1(c) hereinbelow.

            (b) Other Licensed Products: With respect to Net Sales of each unit of Other Licensed Products, [**] of cumulative Net Sales of all Other Licensed Products throughout the Territory, subject to the provisions of Subparagraph 8.1(c) hereinbelow.

            (c)   [**]

                  (iv) Royalty Adjustment. Licensor shall consider any request made by Licensee to reduce Royalty Percentages set forth in Subparagraphs 8.1(a)-(c) hereinabove for a specific Licensed Product solely for the reason that Licensee is required to pay a royalty to a third party inventor or holder of patent rights or manufacturing process rights in connection with such Licensed Product.

      8.2. Net Sales. Subject to Subparagraph 8.8 hereinbelow, "Net Sales" shall be equal to [**].

      8.3. Special Circumstances. Notwithstanding anything to the contrary contained in this Agreement, (i) to the extent that Licensee is prohibited by reason of a law in any country of the Territory from remitting to Licensor the full amount of Royalties payable to Licensor with respect to a Licensed Product, then the parties shall discuss in good faith an equitable treatment of the situation and the advisability of distributing such Licensed Product in such country and it shall be in Licensor's discretion to approve or disapprove such distribution of such Licensed Product in such country; and (ii) the parties acknowledge that Licensee may sell Licensed Products on a consignment basis (such as in Taiwan) or make demonstrator sales of Licensed Products (such as in France), and the parties agree to consider in good faith the treatment of returns in connection with such sales. Licensor acknowledges that in situations where local law or regulations in a particular country prohibit the payment of a royalty to an affiliated company (such as in Italy and Greece), Licensor agrees to enter into an agreement directly with such affiliated company in order to permit Licensor to receive the applicable Royalties due to Licensor


                                       12
<PG$PCN>

      hereunder. Such agreement will not otherwise alter or diminish any of Licensor's rights and entitlements or any of Licensee's obligations in accordance with this Agreement.

      8.4. F.O.B. or Ex Works. Notwithstanding anything to the contrary contained herein or otherwise, with respect to the "sale" (as defined in Subparagraph 8.2 hereinabove) of a Licensed Product on a F.O.B., Ex Works or similar basis, the applicable Royalty for such Licensed Product shall be as follows:

            (a) In those cases where the Licensed Product is specifically designed as and is intended to be sold as an F.O.B. Product, is sold directly to retailers on an F.O.B. basis and is not sold by Licensee other than on an F.O.B. basis then the applicable Royalty for such Licensed Product shall be [**] (such Royalty hereinafter the "F.O.B. Royalty").

            (b) In those cases where the Licensed Product is offered for sale in a country on other than an F.O.B. basis and the same Licensed Product is also offered for sale in the same country on an F.O.B. basis, then the applicable Royalty for such Licensed Product sold on an F.O.B. basis shall be [**].

      8.5. Episode I Bonus. On the U.S. Release Date of Episode I, Licensee shall pay to Licensor a non-recoupable bonus equal to Five Million Seven Hundred Thousand Dollars ($5,700,000).

      8.6. Bundling Royalty. Licensee shall not have the right to distribute, market or sell (or authorize a third party to distribute, market or sell) any Licensed Product with any other product, good or article (other than another Licensed Product) in a single package at a single price ("Bundling") without Licensor's prior written approval of: (a) whether or not such Bundling may occur; (b) the terms and conditions of such Bundling; and (c) Licensor's Royalty in such instance.

      8.7. [**].

      8.8. Value-Added Taxes. Calculation of Net Sales shall not include any sales, use, Value Added Tax ("VAT"), excise, local privilege or any other tax. Licensee shall not pass along to Licensor and Licensor shall not bear any VAT or any other tax charges incurred with respect to a Licensed Product.

      8.9. No Waiver. Acceptance of any sums by Licensor by way of Advances, Royalties or otherwise shall not prevent Licensor at any time from disputing or demanding particulars with reference to the amounts due nor shall such acceptance constitute Licensor's waiver of any breach by Licensee of any terms hereof.

      8.10. No Carryover. If the parties agree to an extension of the Term and if, on the expiration of the Term, any Advance shall not have been recouped by the applicable Royalties paid to Licensor, then the shortfall will not be carried forward to any extension of the Term.


                                       13
<PG$PCN>

      8.11. Warrant. Concurrently with the execution of this Agreement, Licensee shall grant to Licensor a warrant (the "Warrant") for the purchase of up to four million three hundred thousand (4,300,000) fully paid and non-assessable shares of the common stock of Licensee following exercise of the Warrant at a per share exercise price equal to twenty-eight dollars ($28), subject to adjustment as provided in the Warrant.

9.    STATEMENTS AND PAYMENTS.

      9.1. Payment Terms. Licensee will wire transfer (as immediately available funds) to Licensor all sums due to it hereunder for Licensor's receipt thereof within [**] days following the end of each calendar month based on the Net Sales by Licensee and any Licensee Affiliates of Licensed Products in such Calendar Month. Net Sales generated by a Sublicensee which is not a Licensee Affiliate shall be reported to Licensor in respect of the calendar month in which such Net Sales are paid or reported to Licensee or any Licensee Affiliate, whichever first occurs. All payments will be in United States currency. Late payments will accrue interest charges from the due date through the date of payment at an interest rate equal to [**] and shall be payable upon demand.

      9.2. Remittance of Funds. All compensation amounts stated in this Agreement, including without limitation, Advances and Royalties accrued and/or payable to Licensor pursuant to this Agreement shall be computed, accrued, paid and remitted to Licensor as follows, and Licensee shall bear all costs (including, without limitation, all transactional and transfer costs, points and fees), as follows:

            (a) All Royalties due and payable to Licensor hereunder shall be converted from the local currency of the source country to U.S. Dollars based upon the exchange rates as follows: (i) with respect to subsidiaries and affiliates of Licensor, the conversion rate shall be set by Citibank London as of the 20th day of the month following the close of each calendar month, subject to local holidays and week-ends and further subject to Licensee ensuring that Citibank London will make such conversion rates available to Licensor upon reasonable request, and (ii) with respect to other parties, the exchange rate shall be the rate of exchange published in The Wall Street Journal for such local currency which is in effect on the date payment is due to Licensor or, if payment to Licensor is late, then the rate of exchange published in The Wall Street Journal on the date payment is due or the date of actual payment, whichever rate yields the higher amount of U.S. Dollars.

            (b) Subject to Subparagraphs 8.3 and 9.3, hereinbelow, it shall be Licensee's sole responsibility and expense to obtain the approval of any governmental authorities to take whatever steps that may be required and to comply in all respects with all applicable laws and regulations in order to remit funds to Licensor.

      9.3. Blocked Funds. If the payment of funds in any country is blocked from export out of such country ("Blocked Funds"), such payment either may be held by Licensee or a Sublicensee, or, at the election of Licensor, deposited in an interest-bearing escrow


                                       14
<PG$PCN>

      banking or other interest-bearing escrow account in Licensee's name on behalf of Licensor in the blocking country (if permitted by local law) or may be removed from such country and paid to Licensor, subject to whatever restrictions, limitations and/or taxes may be imposed by the government of such country upon such Blocked Funds. In the event of any such blockage, Licensor and Licensee shall cooperate in seeking an equitable solution. If no such solution is attained, Licensor may require Licensee to, or Licensee may voluntarily, suspend marketing and sales of Licensed Products in such blocked country, and this Agreement shall be deemed amended accordingly.

      9.4. Payment Reports. Within [**] days after the close of each Calendar Month, Licensee will prepare and deliver to Licensor one or more Royalty report forms, each in the form attached hereto as Exhibit D, as such form shall be modified by Licensor from time to time, together with all other information required by Licensor hereunder (the "Royalty Report Form"). A Royalty Report Form will be due on a calendar monthly basis whether or not Royalties are payable to Licensor hereunder.

      9.5. Report Information.

            (a) Licensee shall furnish to Licensor, concurrently with the delivery of the Royalty Report Form pursuant to Subparagraph 9.4 hereinabove, a full and complete statement, duly certified by an officer of Licensee to be true and accurate, providing at least the following information: [**].

            (b) Each and every item of financial information required to be submitted by Licensee pursuant to Subparagraphs 9.5(a)(i) through 9.5(a)(ix) hereinabove shall be broken down into the following categories: the Calendar Month to which the statement applies; cumulative from the inception of the Calendar Year to which such statement applies; and cumulative from and after the date of this Agreement to the close of the Calendar Month to which such statement applies; and such information shall be aggregated as follows: [**].

            (c) All amounts to be reported pursuant to Subparagraph 9.5(a) above shall be first stated in the local currency in which the pertinent Net Sales occurred. If several currencies are involved in any reporting category, that category shall be broken down by each such currency. Next to each local currency amount shall be set forth the equivalent amount stated in U.S. Dollars, and the rate of exchange required to be used hereunder in making the conversion calculation.

            (d) Each such statement and Royalty Report Form shall be provided by Licensee, at its sole expense, to Licensor in ASCII format or any other electronic media format as Licensor may reasonably request.

            (e) Upon Licensor's reasonable written request, Licensee shall make available to Licensor such relevant data and information which Licensor shall reasonably require to substantiate any Royalty Report Form submitted to Licensor, the proper exercise of the rights licensed to Licensee hereunder and/or the operation and


                                       15
<PG$PCN>

            performance of Licensor's duties and obligations hereunder. Such data and information shall be included within the definition of "Licensee's Records" set forth in Subparagraph 11.1 hereinbelow and shall include, [**].

10.   TAXES.

      Except as provided in the remainder of this Paragraph 10, no withholding taxes of any kind may be deducted from any Royalties or gross amounts derived with respect to the sale of a Licensed Product. If and only to the extent that Royalties hereunder are remitted directly to Licensor from a country having a tax withholding requirement, then Licensee is authorized by Licensor to deduct and to withhold from Royalties generated from such country any withholding tax imposed by such country at the local statutory rate or lower income tax convention rate, if applicable; provided, however, that the Royalties due to Licensor with respect to the "sale" (as defined in Subparagraph 8.2 hereinabove) of any particular Licensed Product may not be reduced by withholding taxes from more than one country, that such tax payments made by Licensee on behalf of Licensor may not reduce the amounts payable and paid to Licensor under this Agreement by more than the applicable withholding taxes of the relevant country and, that Licensee shall promptly provide Licensor with notification of and official receipts for all tax payments made on Licensor's behalf pursuant to this Agreement. If, within forty-five (45) days after each payment is made hereunder Licensor has not received either: (a) an authenticated withholding tax certificate (stamped by the appropriate tax authority); or
      (b) written evidence by Licensee (in form reasonably satisfactory to Licensor) that Licensee has filed an application to receive a withholding tax certificate from such tax authority, then Licensee shall immediately pay to Licensor an amount equal to the amount previously withheld by Licensee from such payment, divided by 1 minus the applicable withholding tax rate, (e.g., if the tax withheld was $15, and the withholding tax rate was 15%, then Licensee shall remit to Licensor $15 divided by 85%, or $17.65).

11.   RECORDS AND AUDITS.

      11.1. Licensee's Records. During the Term and for not less than seven (7) years following the transactions to be recorded, but in the event of a pending audit conducted by Licensor hereunder of any of Licensee's Records for a period ending not earlier than the date on which such audit is finally resolved with respect to the Licensee's Records subject to such audit, Licensee will maintain complete and accurate records of all transactions relating to this Agreement and/or Licensee's rights and/or obligations hereunder including, but not limited to, the data and information described in Subparagraphs 9.5(a)-(e) hereinabove (collectively "Licensee Records") and Licensee will contractually obligate all Sublicensees and Manufacturers to maintain complete and accurate records of all transactions relating to this Agreement, the Sublicense Agreement or the Manufacturing Agreement, and/or the rights or obligations of any Sublicensees and/or Manufacturer, as the case may be, including, but not limited to, the data and information described in Subparagraph 9.5(e) hereinabove. No information pertinent to Licensee's rights and obligations under or performance in connection with third party agreements shall be


                                       16
<PG$PCN>

      considered Licensee Records, except and to the extent that such third party agreements relate to Licensed Products and/or Licensee's obligations hereunder.

      11.2. Audits. Licensor or any independent certified public accountant selected by Licensor may from time to time, but not more frequently than one time per Calendar Year, upon reasonable notice and during normal business hours, inspect (a) with respect to audits conducted in the United States, at Licensee's main headquarters located in the United States any and all Licensee Records maintained by Licensee in the United States and such audit samples from other countries as may be reasonably requested by Licensor and (b) with respect to audits outside of the United States, wherever such records are kept outside of the United States. If, upon performing such audit, it is determined that Licensee has underpaid Licensor, Licensee will immediately make full payment under Paragraph 8 hereinabove. If the amount of underpayment exceeds the greater of [**] of the payments due Licensor in the period being audited and [**], Licensee will bear all direct, reasonable out-of-pocket expenses and costs related to such audit in addition to its obligation to make full payment under Paragraph 8 hereinabove. All underpayments and late payments will be subject to interest charges, at the rate specified for late payments in Subparagraph 9.1 hereinabove, calculated from the due date to the actual payment date. The obligation to maintain records and to grant Licensor and Licensor's representatives access to such records shall survive the expiration or earlier termination of this Agreement. All non-public information elicited by Licensor pursuant to Subparagraph 9.5(e) and through audits pursuant to this Subparagraph 11.2 shall be subject to Paragraph 16.1 hereinbelow as Confidential Information of Licensee.

12.   COPYRIGHT AND TRADEMARK NOTICES.

      12.1. Copyright and Trademark Notices. Licensee will place the following notice on each unit of a Licensed Product and on all Consumer Marketing, promotional material, packaging and any other material using the Licensed
      Property:

            TM or (R) (if verified in writing by Licensor) & (C) (______) LUCAS. In English or local language: All Rights Reserved. Used under Authorization)

            (      ) First year of Publication.

      If this notice cannot be used due to space limitations, Licensor will supply an alternative notice upon request. Licensee agrees that trademarks arising from the Licensed Property will only be displayed in a form and manner approved by Licensor. Licensor reserves the right to require changes in the required notice if Licensor in its reasonable judgment deems changes required by applicable law. [**]

      12.2. First Use. Licensee agrees to provide Licensor with the date of first use of each Licensed Product pursuant to this Agreement in each country of the Territory, together with documentation evidencing the first sale or shipment of such Licensed Product. In addition, Licensee shall submit to Licensor at the beginning of each selling season, a


                                       17
<PG$PCN>

      statement on Licensor's standard form describing the Licensed Products that are being offered for sale.

13.   OWNERSHIP.

      13.1. Ownership of Copyright Materials. Licensor represents and warrants that it has the right to grant the license granted to Licensee in this Agreement. Licensee acknowledges and agrees that, as between Licensor and Licensee, the Licensed Property is owned solely and exclusively by Licensor. Further, Licensee acknowledges and agrees that if and to the extent that any Licensed Products, Designs, Consumer Marketing Materials, Production Materials or other works are based on, derived from or incorporate the Licensed Property or any part thereof (all of the foregoing to such extent being individually and collectively the "Copyright Materials"), such Copyright Materials will immediately from the inception of creation become the property of Licensor and be owned solely and exclusively by Licensor. Licensor's ownership rights under this Subparagraph 13.1 will include any and all copyrights and any other intellectual property rights in the Licensed Property and in any Copyright Materials. Licensor acknowledges and agrees that, as between Licensor and Licensee, Licensee is the owner of all tangible rights in and to any intellectual property created by or on behalf of Licensee that does not constitute any Copyright Material, any physical inventory of Licensed Products and, subject to Subparagraph 13.2 hereinbelow, in all Production Materials.

      13.2. Ownership of Production Materials. In addition to Licensor's other rights and remedies hereunder, if the Agreement, in whole or in part, is terminated prior to the expiration of the Term then, at Licensor's sole option exercisable within thirty (30) days following such expiration or termination by written notice to Licensee, Licensor shall have the right:
      (a) to cause Licensee to destroy and to cause any and/or all Licensee Affiliates and/or Sublicensees to destroy any or all Production Materials, [**]. "Production Materials" shall be defined as any and all physical materials incorporating any element of the Licensed Property, tangible tools, molds and printing plates used in the development or production of the Licensed Products created pursuant to this Agreement which reproduce any aspect of the Licensed Property, whether or not developed by or on behalf of Licensee, a Licensee Affiliate, a Sublicensee, a Manufacturer or a third party. Subject to the foregoing, Licensee also agrees that upon Licensor's request, Licensee shall provide to Licensor satisfactory evidence of the destruction of any or all Production Materials[**], and that Licensor shall have the right at any time to enter the premises where the Licensed Products (or their components) are stored or manufactured (to the extent such premises are owned or controlled by Licensee or Licensee Affiliate) to take inventory or witness the destruction of [**] any Production Materials. Licensee shall not have any obligation to destroy or cause the destruction of [**] any Production Materials that can be used by Licensee without infringing or otherwise violating any of Licensor's rights.

      13.3. Assignment of Ownership.

            (a) Assignment by Licensee. Licensee acknowledges that the copyrights and all other proprietary rights in and to the Licensed Property are exclusively owned


                                       18
<PG$PCN>

            by and reserved to Licensor. Licensee shall neither acquire nor assert copyright ownership or any other proprietary right in the Licensed Property or in any derivation, adaptation, variation or name thereof. Without limiting the foregoing, Licensee hereby assigns, and shall contractually obligate all entities with whom it contracts relative to the creation, design or manufacture of a Licensed Product or Copyright Material to assign to Licensor, all right, title and interest which Licensee or any such other entity may have in the Licensed Property or any Copyright Material heretofore or hereafter created by Licensee, such other entity or by any employee of Licensee or such other entity including, without limitation, any copyrights and any other intellectual property rights therein and the goodwill associated therewith. All such new materials shall be included in the definition of "Licensed Property" under this Agreement. Licensee acknowledges that said assignment includes, without limitation, the right on Licensor's part to license such materials outside the Territory during the Term and anywhere thereafter, subject to the terms of this Agreement.

            (b) Employment for Hire. Licensee acknowledges that the Licensed Property is owned solely and exclusively by Licensor. All Copyright Materials created or developed by any employee of Licensee shall be prepared by such employee as an employee for hire of Licensee under Licensee's sole supervision, responsibility and monetary obligation and shall be on a "work for hire" basis within the meaning of the U.S. Copyright Act of 1978, as amended. Licensee has caused or shall cause such Copyright Materials to be "works made for hire" (as that term is understood in the U.S. Copyright Law) within the scope of such employee's employment for Licensee, and such Copyright Materials, and the results and proceeds of such employee's services are freely assignable by Licensee hereunder.

            (c) Assignment of Third Parties. Prior to and as a condition of retaining any third party who is not an employee of Licensee to assist with or contribute to the development or creation of any Copyright Materials, or any part thereof, Licensee, at its sole expense, will obtain from such third party a complete, executed written assignment of all right, title and interest in such Copyright Materials substantially in the form attached hereto as Exhibit E.

      13.4. Further Assurances. During and after the Term, at Licensor's request, Licensee will assist and cooperate, and will cause all of its employees and contractors to assist and cooperate, with Licensor in all reasonable respects, including, without limitation, by executing documents (including the form attached hereto as Exhibit E), by giving testimony, executing documents and taking such further acts reasonably requested by Licensor to acquire, transfer, maintain, perfect and enforce copyright, trademark, trade secret, contract rights and other legal protection for the Licensed Property, any Copyright Materials and/or Licensor's interest, if any, in Production Materials. Further, if Licensee fails to comply with any of the obligations set forth above within ten (10) business days of Licensor's request, Licensee hereby appoints the officers of Licensor as its attorney-in-fact (which appointment is irrevocable and coupled with an interest) to execute documents on behalf of Licensee and its employees and contractors for this limited purpose; provided,


                                       19
<PG$PCN>

      however, that Licensor will indemnify and hold harmless Licensee for damages resulting from Licensor's knowingly making a material misstatement in connection with its exercise of such power of attorney. Licensee shall not make any representations or do any act which may be taken to indicate that it has any right, title or interest in or to the ownership or use of the Licensed Property except under the terms of this Agreement. Nothing contained in this Agreement shall give Licensee any right, title or interest in or to the Licensed Property except for the rights licensed hereunder, subject to the terms and conditions hereof.

      13.5. Moral Rights. Licensee hereby, on behalf of itself, its employees and its contractors, irrevocably transfers and assigns to Licensor, and waives and agrees never to assert, any and all "Moral Rights" (defined hereinbelow) Licensee or its or their respective employees or its contractors may have in or with respect to the Licensed Property and/or any Copyright Materials.

      13.6. Quality Assurance. Licensee shall ensure that the form, quality and standard of all materials used in the connection with the Licensed Products conforms to that of the samples approved by Licensor pursuant to this Agreement and complies with all good manufacturing practices relevant to the Licensed Products including methods of storage and with all laws and regulations relevant to the Licensed Products including any relevant regulations concerning the manufacture, sale or promotion or labeling or marking of such Licensed Products. Any modifications by or on behalf of Licensee to the Licensed Products previously approved above shall be submitted to Licensor for written approval as if the same were new and without approval.

      13.7. Right To Inspect. Licensee shall allow Licensor and/or its duly authorized representative the right to inspect samples of the Licensed Products at any time and on reasonable notice, and shall afford Licensor every reasonable assistance and allow or use reasonable efforts to procure them access to any premises of Licensee or other premises where the Licensed Products are being created or held on behalf of Licensee, for so long as any use is made of the Licensed Property.

      13.8. [**].

14.   PROMOTIONAL VALUE, TRADEMARK RIGHTS AND GOODWILL.

      14.1. Promotional Value. Licensee acknowledges that Licensor is entering into the Agreement not only in consideration of the Royalties to be paid, but also for the promotional value to be secured by Licensor for the Pictures as a result of the manufacture, sale and distribution by Licensee of Licensed Products and the Consumer Marketing and promotion of the Licensed Products.

      14.2. Trademark License Agreement. Licensee will execute the Trademark License Agreement attached hereto as Exhibit A, and Licensee's use of Licensor Trademarks will be subject to the terms and conditions of the Trademark License Agreement.


                                       20
<PG$PCN>

      14.3. Goodwill. Licensee recognizes the great value of the goodwill associated with the Licensed Property and acknowledges that such goodwill exclusively belongs to Licensor and that the Licensed Property has acquired a secondary meaning in the mind of the public. Further, any and all goodwill arising from use of the Licensed Property by Licensee, a Licensee Affiliate, a Sublicensee and/or a Manufacturer pursuant to this Agreement will inure to Licensor's sole benefit.

      14.4. Registrations. Except with the written approval of Licensor, Licensee will not register or attempt in any country to register copyrights in, or register as a trademark, service mark, design patent or industrial design, or business designation, any of the Licensed Property, Licensor Trademarks or derivations or adaptations thereof, or any word, symbol or design which is so similar thereto as to suggest association with or sponsorship by Licensor or by any Licensor-Related Entities.

15.   APPROVAL OF MANUFACTURERS.

      15.1. Approval of Manufacturer Agreement. Licensee shall have no right to sublicense the right to manufacture any Licensed Product hereunder to any entity (including to a Licensee Affiliate that is not a Permitted Licensee Affiliate or any other third party) unless and until: (a) Licensor has provided Licensee with its prior written approval of the proposed manufacturer and the terms and conditions of any and all agreements between Licensee and any proposed manufacturer (and any modifications thereof), whether oral or written, for and/or to the extent relating to the manufacture of Licensed Products (individually and collectively, the "Manufacturing Agreement"); (b) such manufacturer shall have executed an Approval of Manufacturer Agreement with Licensor in substantially the form of Licensor's then-current form for such agreement, as such form may be revised by Licensor in its reasonable discretion from time to time (any such manufacturer approved by Licensor for which an Approval of Manufacturer Agreement is fully executed, a "Manufacturer"); (c) such Manufacturer shall agree in the Manufacturing Agreement to be fully bound at all times by the following subparagraphs of this Agreement adjusted as appropriate: 3.7(b), 3.8, 11.1, 12, 13.2, 13.3, 13.4, 13.5, 13.6, 13.7,
      13.8, 14, 15, 16 and 19.1(e); (d) such Manufacturer shall execute a Trademark License Agreement with Licensor; and (e) such manufacturer shall further agree in such Manufacturing Agreement that Licensor shall be a third party beneficiary thereof. A copy of Licensor's current form of Approval of Manufacturer Agreement is attached hereto as Exhibit F. The manufacturer of Licensed Products by any third party shall in no manner whatsoever affect Licensee's obligations hereunder and Licensee shall execute, and ensure that each prospective Manufacturer executes, the Approval of Manufacturer Agreement. The failure by a Manufacturer to adhere to the terms of the Approval of Manufacturer Agreement or the Manufacturer Agreement shall not be imputed to Licensee unless such Manufacturer is a controlled affiliate of Licensee or Licensee fails to comply with its obligations under Subparagraph 15.2 hereinbelow.

      15.2. Enforcement of Manufacturing Agreement. Licensee agrees to include and strictly enforce in each Manufacturing Agreement all of the terms and conditions of this Agreement relevant to the manufacture of the Licensed Products. Licensee shall advise


                                       21
<PG$PCN>

      Licensor of any material breach thereof by a Manufacturer and of any corrective action taken by Licensee or by such Manufacturer, as well as the results thereof. Licensee shall use its best efforts to cause such Licensee to cure such breach and, at the written request of Licensor following such breach, Licensee shall terminate such Manufacturing Agreement, subject to the same cure provisions as are applicable to Licensee in Subparagraph 22.2(a) hereinbelow. Licensee hereby appoints Licensor its attorney-in-fact solely for the purpose of sending a notice of termination, subject to the immediately preceding sentence, in order to terminate such Manufacturing Agreement or any specific rights thereunder, which appointment is irrevocable and coupled with an interest; provided, however, that Licensor will indemnify and hold harmless Licensee for damages resulting from knowingly making a material misstatement in connection with the exercise of such power of attorney.

16.   CONFIDENTIALITY.

      16.1. Confidential Information. The parties hereto agree that the material terms and conditions contained in this Agreement and/or in any other agreement between Licensor and Licensee related to the Licensed Products are confidential ("Confidential Information"). In addition to Confidential Information, the parties agree that any and all information and material concerning or pertaining to the following are confidential and proprietary to Licensor (collectively, "Special Confidential Information"): (i) any script, concept, schedule of Licensor or of any Licensor-Related Entity (including, without limitation, any pre-production, production or post-production schedule or release schedule for any Prequel or for any derivative work thereof) and (ii) any Copyright Material and/or any Production Material (including without limitation, any artwork, design or prototype created for any Licensed Product to the extent incorporating any element of the Licensed Property). The parties hereto acknowledge that all elements of any Marketing Plan constitute Confidential Information of Licensee and shall be treated as such hereunder. Notwithstanding the foregoing, the parties acknowledge that certain elements of any Marketing Plan may be shared by Licensor with certain persons or categories of persons but not others and Licensor and Licensee shall mutually agree as to the elements of such Marketing Plan that may be shared with certain persons and the identity of such persons.

      Without the prior written consent of the party disclosing Confidential Information or Special Confidential Information (the "Disclosing Party"), the recipient of any Confidential Information or Special Confidential Information (the "Recipient") shall not use, copy, or disclose, or authorize or permit the use, copy or disclosure of, any Confidential Information or Special Confidential Information; provided, that Confidential Information may be disclosed to the Recipient's employees, directors, officers and shareholders, attorneys, financial advisors, auditors, agents and/or accountants acting in such capacities, and then only if such disclosure is solely for the purpose of effectuating the terms and conditions of this Agreement, and such individuals or entities shall be informed by the Recipient of the confidentiality of such Confidential Information and shall be directed by the Recipient in writing to treat such Confidential Information confidentially and to restrict the use of such Confidential Information to said purpose. In addition to the foregoing, Licensee will not disclose any Special Confidential Information to any third party for any


                                       22
<PG$PCN>

      purpose (including the exercise of its rights or performance of its obligations hereunder) unless Licensor otherwise agrees and such third party has executed a written confidentiality agreement in form and substance acceptable to Licensor, which confidentiality agreement shall restrict the use of any Special Confidential Information to the minimal extent necessary to effectuate the terms and conditions of this Agreement as they apply to such third party and requires such third party to use its best efforts to maintain all Special Confidential Information in the strictest confidence.

      Licensee further agrees and acknowledges that Licensor's sole purpose in disclosing Special Confidential Information to Licensee or allowing Licensee access to Special Confidential Information is for the sole purpose of aiding Licensee in performing its obligations hereunder. Licensee shall receive and hold all Special Confidential Information in the strictest confidence and Licensee acknowledges, represents, warrants and agrees to use its best efforts to protect the confidentiality of all Special Confidential Information.

      Licensee's obligations pursuant to Subparagraph 16.1 shall not apply to any Confidential Information or Special Confidential Information which:
      (A) is or becomes publicly available or part of public domain through no fault of the Recipient or of its employees; (B) is authorized in writing by Licensor to become publicly known; (C) is received from a third party authorized by Licensor to receive such information without restriction and without breach of this Agreement; or (D) is the minimum amount required to be publicly disclosed in order to comply with any applicable law, regulation, stock exchange rule, subpoena, or valid order of a court of competent jurisdiction.

      16.2. Publicity or Announcements. Subject to subparagraph 16.1(D) hereinabove, without limitation of the foregoing and notwithstanding anything to the contrary contained in this Agreement or otherwise, no announcements, press releases, or publicity about the existence of or any terms of this agreement, the relationship of the parties or about the rights relating to the Licensed Products to be exercised hereunder shall be made or authorized to be made by Licensor, any Licensor-Related Entity, Licensee or any Licensee Affiliate without the prior written approval of Licensor and Licensee in each instance.

      16.3. Rights of Publicity. Except as expressly set forth herein, Licensee acquires no right to use and will not use without Licensor's prior written approval the characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of Licensor or any Licensor-Related Entities in any Consumer Marketing, publicity or promotion, to express or imply any endorsement by Licensor or any Licensor-Related Entities of Licensee's services or products, or in any other manner except as expressly authorized in this Agreement. The foregoing provision shall survive expiration or termination of this Agreement.

17.   PRODUCT SAMPLES.

      17.1. General. Upon commercial release of each version of a Licensed Product SKU (including each language version or modified version) by or for Licensee, Licensee will furnish to Licensor at no cost the following items: [**].


                                       23
<PG$PCN>

      If Licensor requests a reasonable number of additional items, Licensee will supply to Licensor such samples at Licensee's direct out-of-pocket cost of manufacture.

18.   INTENTIONALLY DELETED.

19.   REPRESENTATIONS AND WARRANTIES.

      19.1. Licensee. Licensee represents and warrants that:

            (a) Hasbro, Inc. has the full power and authority to enter into this Agreement on behalf of Licensee and all Permitted Licensee Affiliates and that Licensee including all Permitted Licensee Affiliates have the full power and authority to perform all of Licensee's material obligations pursuant to this Agreement;

            (b) it is and shall remain throughout the term a corporation in good standing in the jurisdiction of its incorporation;

            (c) it will not harm or misuse the Licensed Property or bring the Licensed Property into disrepute;

            (d) except as specifically provided in this Agreement, it will not create any expenses chargeable to Licensor without the prior written approval of Licensor;

            (e) it will comply in all material respects with all laws and regulations relating or pertaining to the manufacture, production, distribution, sale, Consumer Marketing and use of the Licensed Property, the Licensed Products and Copyright Materials, and will maintain the highest quality and standards of Licensee as of the date of this Agreement;

            (f) unless the parties have otherwise agreed pursuant to a mutually approved Marketing Plan with respect to a particular Sub-Territory, it will diligently and continuously at all times throughout the Term market and distribute the Licensed Products in each country throughout the Territory;

            (g) each and every Permitted Licensee Affiliate set forth in
            Schedule I meets the definition of a Licensee Affiliate in Subparagraph 24.69 hereinbelow; and

            (h) this Agreement has been duly authorized, executed and delivered by Licensee and constitutes the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms, subject to Subparagraph 8.3 hereinabove.

      19.2  Licensor. Licensor represents and warrants that:

            (a) Licensor has the full power and authority to enter into this Agreement and to perform all of Licensor's material obligations pursuant to this Agreement;


                                       24
<PG$PCN>

            (b) this Agreement has been duly authorized, executed and delivered by Licensor and constitutes the legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms; and

            (c)   [**].

20.   INDEMNITIES.

      20.1. By Licensor. Subject to Subparagraph 20.3 hereinbelow, Licensor shall indemnify and hold harmless Licensee from any and all loss, liability, damage, cost or expense (including reasonable counsel fees and costs, whether or not in connection with litigation) to the extent arising out of any claims or suits brought or made against Licensee by reason of any breach or alleged breach by Licensor of any warranty, covenant or obligation contained in this Agreement. Licensee shall provide Licensor with prompt written notice, cooperation and assistance relative to any such claim or suit. Licensor shall have the option to undertake and conduct the defense of any suit so brought, provided that Licensor regularly consults with Licensee regarding such defense. Licensor will not enter into any settlement of any claims or suits without the prior written consent of Licensee, which consent shall not be unreasonably withheld. If Licensor undertakes such defense and Licensee nevertheless retains its own counsel to monitor such defense, Licensee shall be solely responsible for the fees and any other expenses related to such counsel. Licensee shall not, however, be entitled to recover for lost profits. This agreement to indemnify shall survive the expiration or earlier termination of this Agreement.

      20.2. By Licensee. Except for Licensor's obligations under Subparagraph
      20.1 above, Licensee shall indemnify and hold harmless Licensor and all "Licensor-Related Entities" (as hereinafter defined) from any and all loss, liability, damage, cost or expense (including reasonable counsel fees and costs, whether or not in connection with litigation) to the extent arising out of any claims or suits brought or made against Licensor or any Licensor-Related Entities arising out of or in connection with:

            (a) any activities of Licensee related to this Agreement or to any of the matters herein contained;

            (b) any alleged defects or inherent dangers in the Licensed
            Products;

            (c) any breach or alleged breach by Licensee of any warranty, covenant or obligation contained in this Agreement;

            (d) any infringement or violation of any copyrights, patents, trademarks, trade secrets or other intellectual property or proprietary rights of any third party in connection with the Licensed Products, Copyright Materials or Production Materials except with respect to the Licensed Property (excluding any material added or changed by or on behalf of Licensee);


                                       25
<PG$PCN>

            (e) libel, slander, or other forms of defamation except with respect to the Licensed Property (excluding any material added or changed by or on behalf of Licensee);

            (f) plagiarism, piracy or unfair competition resulting from the alleged unauthorized use of titles, formats, ideas, characters, plots, performers, or other material except with respect to the Licensed Property (excluding any material added or changed by or on behalf of Licensee); and/or

            (g) breach of contract, implied in fact or in law, resulting from the alleged submission, acquisition or use of program, musical or literary material used by Licensee.

      Licensor shall provide Licensee with prompt written notice, cooperation and assistance relative to any such claim or suit. Licensee shall have the option to undertake and conduct the defense of any suit so brought, provided, that Licensee regularly consults with Licensor regarding such defense. Licensee will not enter into any settlement of any claims or suits without the prior written approval of Licensor, which consent shall not be unreasonably withheld. If Licensee undertakes such defense and Licensor nevertheless retains its own counsel to monitor such defense, Licensor shall be solely responsible for the fees and any other expenses related to such counsel. This agreement to indemnify shall survive the expiration or earlier termination of this Agreement.

      20.3. [**].

      20.4. Notification. Licensee and Licensor agree to give each other prompt written notice of any claim or suit which may arise under the indemnity provisions set forth above. Without limiting the foregoing, Licensee agrees to give Licensor written notice of any product liability claim made with respect to any Licensed Product within seven (7) days of Licensee's receipt of notice thereof.

      20.5. Intellectual Property Protections. At Licensor's request, Licensee shall assist Licensor, to the extent reasonably necessary, in protecting any of Licensor's rights to the Licensed Property. Licensor may commence or prosecute any claims or suits in its own name or (with the approval of Licensee, which approval will not be unreasonably withheld) in the name of Licensee or may join Licensee as a party thereto. With respect to any apparent infringement of the Licensed Property by any third party, Licensor and Licensee will discuss the appropriate enforcement steps and which steps are taken shall be determined by Licensor in its reasonable discretion. If Licensor and Licensee both agree to participate in pursuing any protection or enforcement action, then Licensor and Licensee shall share equally all out-of-pocket costs and expenses related to any such action (including, without limitation, attorneys' fees and costs). Reimbursement payments required pursuant to this Subparagraph 20.5 from one party to the other not paid within thirty (30) days following receipt of invoices for such payments will accrue interest charges from the due date through the date of payment at an interest rate equal to three percent (3%) over the prime lending rate set by the Bank of America N.T.S.A., or the


                                       26
<PG$PCN>

      maximum legal rate, if such maximum legal rate is lower, and shall be payable upon demand. In the event any monies are recovered from any such action which are in excess of the costs and expenses of such action, then such monetary recoveries shall be shared equally between Licensor and Licensee. If Licensor declines to participate in or otherwise pursue any enforcement, Licensee may take steps to do so, provided that Licensee first obtains Licensor's prior written approval. Licensee in such circumstances agrees to provide current reports regarding the status of any action or negotiations concerning such alleged infringing activity, and shall proceed in consultation with Licensor and Licensor's counsel. Licensee's choice of counsel in any such proceeding shall be subject to Licensor's prior reasonable written approval. Licensee shall not settle or compromise any claim without Licensor's prior written approval, such approval not to be unreasonably withheld. Should Licensee recover any sums from the alleged infringer, it shall be entitled to retain the proceeds of any such actions to the extent of Licensee's reasonable out-of-pocket expenses for the proceeding, and the remainder will be shared equally between Licensee and Licensor.

21.   INSURANCE.

      21.1. Insurance. Licensee will, throughout the Term and for a period no less than three (3) years following the expiration or termination of this Agreement, maintain insurance in the amounts, for the purposes set forth in and in accordance with this Paragraph 21, covering any and all claims brought anywhere in the world relating to the Licensed Products, as follows:

            (a) Product Liability and Advertising Injury Liability. Licensee will carry Product Liability and Advertising Injury Liability Insurance obtained from a reputable carrier with a Best's rating of "A" or better, naming Licensor, George W. Lucas, Jr. and all Licensor-Related Entities as additional insureds, and covering any and all claims, demands and causes of action for personal injury or property damage arising out of or purporting to arise out of any defects in or failure to perform by any Licensed Product or arising out of or purporting to arise out of any advertising and/or any physical or intangible material used in connection therewith in a minimum amount of [**] combined single limit for each occurrence for personal injury and property damage.

            (b)   [**]

      21.2. Notification. Each policy shall provide for prompt written notice (not to exceed thirty [30] days) to Licensor from the insurer by registered mail, return receipt requested, in the event of any material modification, cancellation or termination of the policy referred to in Subparagraph 21.1(a) hereinabove. Licensee will furnish to Licensor within thirty (30) business days after the date of execution of this Agreement a Certificate of Insurance naming Licensor, George W. Lucas, Jr., and all Licensor-Related Entities as additional insureds on said policy.


                                       27
<PG$PCN>

      21.3. Compliance. Licensee's compliance with this Paragraph 21 in no way affects Licensee's indemnity obligations, except to the extent that Licensee's insurance company actually pays Licensor amounts which Licensee would otherwise be obligated to pay Licensor.

22.   EXPIRATION AND TERMINATION.

      22.1. Term. This Agreement will continue in full force and effect during the Term, unless terminated earlier in accordance with the provisions of this Agreement, except with respect to those matters which by the terms of this Agreement or by their nature survive termination or expiration.

      22.2. Events of Termination. Without prejudice to any other right or remedy available to Licensor, Licensor will have the right to terminate this Agreement immediately upon written notice to Licensee:

            (a) if Licensee breaches any of the material terms of this Agreement and, if such breach is curable, and is not corrected within twenty-five (25) days after Licensor sends Licensee written notice thereof (or, in the event of a curable breach which cannot be corrected within twenty-five [25] days, if Licensee fails to commence such correction within twenty-five [25] days and thereafter diligently prosecutes it to completion);

            (b) if Licensee becomes insolvent or generally fails to pay, or admits in writing its inability to pay its debts as they become due, or makes any assignment for the benefit of creditors, or files a petition in bankruptcy, or is adjudged bankrupt, or is placed in the hands of a receiver, or if the equivalent of any such proceedings or acts occurs, though known by some other name or term;

            (c) if Licensee becomes the subject of a voluntary or involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; or

            (d) if Licensee attacks the title of Licensor in and to any Licensed Property (including, without limitation, any copyright or trademark pertaining thereto) or Licensee attacks the validity of any license granted hereunder.

      22.3. Effect of Expiration or Termination.

            (a) Cessation and Delivery. Upon the expiration or earlier termination of this Agreement, subject to Subparagraph 22.3(c) hereinbelow:

                  (i)   Licensee shall:

                        (A) immediately cease and cause the cessation of all of its activities hereunder respecting the Licensed Property including,


                                       28
<PG$PCN>

                        without limitation, the design, development, manufacture, sale, Consumer Marketing, and distribution of Licensed Products and, within thirty (30) days after such expiration or termination, send Licensor a complete inventory report of Licensed Products; and

                        (B) subject to the provisions of Subparagraph 13.2 hereinabove, at Licensor's election, [**]:

                              (1) [**]

                              (2) furnish Licensor with a sworn certificate of destruction, signed by an officer of Licensee. Without limitation of its rights and remedies, Licensor shall have the right to enter the premises where the Licensed Products are located (to the extent such premises are controlled by Licensee or a Licensee Affiliate) to verify inventory of Production Materials, [**].

                  Licensee shall have no further right to exercise any of the rights licensed hereunder or otherwise acquired in relation to this Agreement. Licensee agrees that its failure to stop in all respects the manufacture, sale and/or distribution upon the termination of this Agreement will result in immediate irreparable damage to Licensor for which there is not adequate remedy at law, and in the event of such failure by Licensee, Licensor shall be entitled to seek injunctive relief in addition to its other rights and remedies in such event. Licensor shall be entitled to recover from Licensee, in addition to any other remedies in the event of material default, reasonable attorneys' fees, costs and expenses, including collection agency fees incurred by Licensor in the enforcement of any provision hereof. Licensor's exercise of any of the foregoing remedies shall not operate as a waiver of any other rights or remedies which Licensor may have.

                  (ii) Licensee shall immediately cancel or terminate all contracts, orders and requests for the manufacture, sale, distribution or supply of any goods or services which involve or may lead to any use, application or exploitation of the any Licensed Product or the rights herein licensed or any part thereof.

            (b) Reversion of Rights. Upon the expiration or earlier termination of this Agreement, subject to Subparagraph 22.3(c) hereinbelow, all rights licensed to Licensee hereunder will immediately revert to Licensor, Licensor may exploit such license rights itself or grant such rights to any third party.

            (c) Limited Sell-Off Rights. Licensee shall have the non-exclusive right, for a period of ninety (90) days after expiration or earlier termination of this Agreement (the "Sell-Off Period") to dispose of its inventory of Licensed Products "in hand"


                                       29
<PG$PCN>

            or "in process" (as such terms are commonly understood in the U.S. toy industry), which Licensed Products are manufactured during the Term pursuant to orders actually received by Licensee from its retail Customers prior to the close of the Sell-Off Period (the "Final Orders"); provided, however, that:

                  (i) this Agreement has not been terminated for breach or any other reason set forth in Subparagraph 22.2 hereinabove;

                  (ii) Licensee shall not manufacture (or authorize or permit the manufacture of) Licensed Products after the expiration of the Term;

                  (iii) Licensee shall not distribute or sell (or authorize or permit the distribution or sale of) Licensed Products after the expiration of the Sell-Off Period;

                  (iv) Licensee shall only distribute and sell Licensed Products in amounts necessary to fulfill such Final Orders;

                  [**]

            (d) Return of Confidential Information. Upon termination or expiration of this Agreement, the Recipient of Confidential Information will immediately return all Confidential Information within such Recipient's possession or control and Licensee will immediately return all Special Confidential Information received from Licensor that is in Licensee's possession or control, and an officer of Licensee or Licensor, as the appropriate party may be, will certify to the other party in writing that such Recipient has done so.

            (e) Payments. Upon termination of this Agreement or upon expiration of the Sell-Off Period, all monies owed Licensor will become immediately due and payable by Licensee to Licensor.

      22.4. No Damages for Termination. Licensor will not be liable to Licensee for damages of any kind, including incidental or consequential damages, on account of the expiration or termination of this Agreement in accordance with the terms and conditions of this Agreement. Licensee waives any right it may have to receive any compensation or reparations on account of expiration or termination of this Agreement by Licensor in accordance with the terms and conditions of this Agreement, other than as expressly provided in this Agreement. Without limiting the generality of this Subparagraph 22.4, Licensor will not be liable to Licensee, on account of such termination or expiration, for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by either party or for any other reason whatsoever based upon or growing out of such termination or expiration.


                                       30
<PG$PCN>

23.   RESERVED RIGHTS.

      23.1. Licensor's Retained Rights. Notwithstanding anything to the contrary contained in this Agreement or otherwise, Licensor retains all rights not expressly licensed to Licensee pursuant to this Agreement, including, without limitation, the right to manufacture, distribute and sell Gift Market Product through the Gift Market [**].

      23.2. Reversion of Rights. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the parties understand and agree that

      (a) if Licensee fails to manufacture, distribute and sell any of the following applicable Licensed Products in any Sub-Territory on or before December 31 of the Calendar Year in which the initial theatrical release of Episode I within such Sub-Territory occurs, then all rights licensed to Licensee hereunder with respect to such applicable Standard Toys in such Sub-Territories shall terminate and shall immediately revert to Licensor:
      Molding Compound Toys, Coloring Toys, Mechanical Design Toys, Craft Kits or Novelty Candy; and

      (b) if Licensee fails to manufacture, distribute and sell the following Licensed Products in any Sub-Territory on or before the later of December 31, 2001 and the end of the second Calendar Year following the initial theatrical release of Episode I in such Sub-Territory, then all rights licensed to Licensee hereunder with respect to such applicable Licensed Products pursuant to this Agreement for such Sub-Territory shall terminate and shall immediately revert to Licensor: electronic organizers, personal digital assistants and electronic diaries.

24.   DEFINITIONS.

      24.1.  [**].

      24.2.  [**].

      24.3.  "Advance" has the meaning set forth in Subaragraph 7.1 hereinabove.

      24.4.  [**].

      24.5.  [**].

      24.6.  [**].

      24.7.  [**].

      24.8.  "Basic Figures" means [**].

      24.9. "Audio Board Games" has the meaning set forth in Schedule II hereinbelow.

      24.10. "Blocked Funds" has the meaning set forth in Subparagraph 9.3 hereinabove.


                                       31
<PG$PCN>

      24.11. "Board Games" has the meaning set forth in Schedule II hereinbelow.

      24.12. "Bundling" has the meaning set forth in Subparagraph 8.6 hereinabove.

      24.13. "Calendar Month" means Licensee's fiscal month. Licensee's fiscal month alternates between four (4) and five (5) week periods, beginning on a Monday and ending on a Sunday, within Licensee's fifty-two (52) or fifty-three (53) week Calendar Year.

      24.14. "Calendar Quarter" means any of the following applicable consecutive successive three (3) month period during a Calendar
             Year: January 1 through and including March 31, April 1 through and including June 30; July 1 through and including September 30; and October 1 through and including December 31.

      24.15. "Calendar Year" means the time period from the first Monday following the last Sunday of the previous Calendar Year and including the last Sunday of the Calendar Year, except with respect to 1998 for which "Calendar Year" means the time period from September 28, 1998 through and including December 27, 1998.

      24.16. "Card Games" has the meaning set forth in Schedule II hereinbelow.

      24.17. "Carrying Cases" has the meaning set forth in Schedule II hereinbelow.

      24.18. "Chain" means a group of twenty (20) or more retail store outlets.

      24.19. "Classic Trilogy" has the meaning set forth in Subparagraph 24.68(a)(i) hereinbelow.

      24.20. "Closeout Stores" means retailers that offer for sale a majority of their inventory initially on a so-called "closeout" basis (as such term is customarily understood in the U.S. toy industry).

      24.21. [**].

      24.22. "Confidential Information" has the meaning set forth in Subparagraph 16.1 hereinabove.

      24.23. "Consumer Marketing" means the solicitation and/or commercial enticement for the sale of any product, good or article by means of television, radio, print, outdoor, Internet, sweepstakes, free-goods offers, cross-promotions with third parties (e.g. PepsiCo) or other promotions directed to consumers, retailer in-store display materials, point-of-purchase signage, roto print advertisements, public relations efforts, or by any other means, whether now or hereafter known, devised, invented or developed.

      24.24. "Consumer Marketing Materials" has the meaning set forth in Subparagraph 5.1(c) hereinabove.


                                       32
<PG$PCN>

     24.25. [**].

     24.26. "Copyright Materials" has the meaning set forth in Subparagraph
            13.1 hereinabove.

     24.27. [**].

     24.28. "Creative Play Toys" has the meaning set forth in Schedule II hereinbelow.

     24.29. [**].

     24.30. "Customer" means an entity that is not a Licensee, a Licensee Affiliate (including any Permitted Licensee Affiliate) or a Sublicensee.

     24.31. [**].

     24.32. "Designs" has the meaning set forth in Subparagraph 5.1(b) hereinabove.

     24.33. "Disclosing Party" has the meaning set forth in Subparagraph 16.1 hereinabove.

     24.34. "Dolls" has the meaning set forth in Schedule II hereinbelow.

     24.35. "Dump" means to distribute a Licensed Product in a manner which disparages the Licensed Property, materially diminishes the value of Licensor's goodwill, trademark or tradename rights pursuant to any applicable laws in the relevant country of the Territory [**].

     24.36. "Electronic Retailers," means retailers that market and sell products to consumers primarily through electronic media, including, without limitation, by means of television (such as, without limitation, QVC, HSN) or Internet.

     24.37. [**].

     24.38. [**].

     24.39. [**].

     24.40. "Electronic Target Games" has the meaning set forth in Schedule II hereinbelow.

     24.41. "Electronic Novelty Toys" has the meaning set forth in Schedule II hereinbelow.

     24.42. "Electronics/Hand-Held" or "E/H" has the meaning set forth in
            Schedule II hereinbelow.

     24.43. "Episode I" has the meaning set forth in Subparagraph 24.68(a)(ii) hereinbelow.

     24.44. "Episode II" has the meaning set forth in Subparagraph 24.68(a)(ii) hereinbelow.


                                       33
<PG$PCN>

     24.45. "Episode III" has the meaning set forth in Subparagraph 24.68(a)(ii) hereinbelow.

     24.46. "Episode I Outside Date" has the meaning set forth in Subparagraph 2.1(b)(i) hereinabove.

     24.47. "Episode II Outside Date" has the meaning set forth in Subparagraph 2.1(b)(ii) hereinabove.

     24.48. "Episode III Outside Date" has the meaning set forth in Subparagraph 2.1(b)(iii) hereinabove.

     24.49. [**].

     24.50. "Event Window" means a minimum four (4) week period associated with the theatrical release of a Picture, the video release of a Picture, the Christmas Holiday, or other key promotional event.

     24.51. "Excluded Distribution Channels" has the meaning set forth in
            Schedule IV hereinbelow.

     24.52. "Final Orders" has the meaning set forth in Subparagraph 22.3(c) hereinabove.

     24.53. [**].

     24.54. "F.O.B. Royalty" has the meaning set forth in Subparagraph 8.4(a) hereinabove.

     24.55. "Games and Puzzles" or "G/P" has the meaning set forth in Schedule II hereinbelow.

     24.56. "Games Agreement" has the meaning set forth in Subparagraph 5.3 hereinabove.

     24.57. "Gift Market" has the meaning set forth in Schedule IX hereinbelow.

     24.58. "Gift Market Product" means the following: [**]

     24.59. [**].

     24.60. "Hand-Held Games" has the meaning set forth in Schedule II hereinbelow.

     24.61. [**].

     24.62. [**].

     24.63. [**].

     24.64. [**].


                                       34
<PG$PCN>

     24.65. "Internet" means the computer-generated, computer-mediated or computer-assisted transmission, reception, recordation or display arising from any network or other connection of instruments or devices now or hereafter known, devised, invented or developed capable of transmission, reception, recordation and/or display (such instruments or devices to include, without limitation, computers, laptops, cellular or PCS telephones, pagers, PDAs, wireless transmitters or receivers, modems, radios, televisions, satellite receivers, cable networks, smart cards and set-top boxes).

     24.66. [**].

     24.67. "Licensed Products" means those products, goods and articles, within the enumerated categories set forth in Schedule II attached hereto, and which are based on or incorporating elements of the Licensed Property.

     24.68. "Licensed Property" means, subject to the terms, conditions and restrictions contained in Licensor's or any Licensor Related Entity's agreements with persons, firms or entities rendering services or granting rights,

      (a) the original titles, designs, character names and likenesses, dialogue, music and sound effects, words, symbols, logographics and the footage, photographs, artwork, visual representations of the props, costumes, sets, special effects and any other original creative elements which appear in, have become directly associated with, and as are depicted in, the following motion pictures:

                  (i) those certain previously released theatrical motion pictures (and the special editions thereof released theatrically in 1997) entitled "STAR WARS: EPISODE IV - A NEW HOPE," "STAR WARS: EPISODE V - THE EMPIRE STRIKES BACK" and "STAR WARS: EPISODE VI - RETURN OF THE JEDI" (the "Classic Trilogy"); and/or

                  (ii) each of the first three succeeding prequel theatrical motion pictures to the Classic Trilogy tentatively entitled "Episode I," "Episode II" and "Episode III," respectively (each such prequel theatrical motion picture a "Prequel" herein).

                  (Classic Trilogy and the Prequels are jointly, severally and collectively referred to as the "Picture[s]");

            (b) such original titles, designs, character names and likenesses, dialogue, music and sound effects, words, symbols, logographics, photographs, artwork, visual representation of the props, costumes, sets, special effects, and any other original creative elements which do not exist in the Pictures but which are embodied in games, novels, comics, videogames, television programs or series (whether live action or animated) based on and derived from the Pictures, to the


                                       35
<PG$PCN>

            extent of Licensor's right to grant the rights licensed to Licensee pursuant to Paragraph 1 hereinabove (collectively "Spin-Off Properties"); and

            (c) such original trademarks, tradenames, servicemarks and servicenames owned by Licensor and arising out of and which have become directly associated with the Pictures or Spin-Off Properties, to the extent of Licensor's rights in each applicable country of the Territory under such country's applicable trademark laws, including, but not limited to, those specified in Schedule V (the "Licensor Trademarks").

     24.69. "Licensee Affiliate" means any entity that is directly or indirectly controlled by, under common control with or that controls Licensee (including, without limitation, any Permitted Licensee Affiliate). For purposes of this definition of "Licensee Affiliate," an entity will control another entity, or be deemed to control another entity, if such entity: (a) has the ability to elect a majority of the directors, trustees (or other managers) of such other entity; (b) is a general partner or joint venturer of such other entity; (c) directly or indirectly holds (or has power to vote) twenty percent (20%) or more of the economic interests of such other entity; or (d) directly or indirectly holds (or has power to vote) five percent (5%) or more of the voting equity interests of such other entity.

     24.70. "Licensee's Records" has the meaning set forth in Subparagraphs 9.5(e) and 11.1 hereinabove.

     24.71. "Licensor Channel" means [**].

     24.72. INTENTIONALLY OMITTED.

     24.73. "Licensor Trademarks" has the meaning set forth in Subparagraph 24.63(c) hereinabove.

     24.74. "Licensor-Related Entities" means George W. Lucas, Jr. and all of Licensor's present and future affiliated, related and/or subsidiary entities, including, without limitation, Lucasfilm Ltd., LucasArts Entertainment Company, Lucas Digital Ltd. and/or Lucas Learning Ltd. and their respective divisions, subsidiaries, directors, employees, officers, successors, assigns, agents and joint venturers.

     24.75. "Manufacturer" has the meaning set forth in Subparagraph 15.1 hereinabove.

     24.76. "Manufacturing Agreement" has the meaning set forth in Subparagraph
            15.1 hereinabove.

     24.77. [**].

     24.78. [**].


                                       36
<PG$PCN>

     24.79. "Micro Toys" means the following: "Intermediate Vehicles," "Micro Vehicles," "Micro Playsets," and "Micro Figures" (as such terms are defined hereinbelow) [**].

     24.80. [**].

     24.81. "Minimum Sales Levels" has the meaning set forth in Subparagraph
            4.2 hereinabove.

     24.82. "Model Kits" has the meaning set forth in Subparagraph 3.4(a) hereinabove.

     24.83. [**].

     24.84. "Moral Rights" means any rights to claim authorship of a work, to object to or prevent the modification of a work, or to withdraw from circulation or control the publication or distribution of a work, and any similar right, existing under the law of any country in the world or under any treaty.

     24.85. "Net Sales" has the meaning set forth in Subparagraph 8.2 hereinabove.

     24.86. "Non-Standard Board Games" means "Board Games," "Video Board Games" and "Audio Board Games" (as such terms are defined in Schedule II hereinbelow) [**].

     24.87. "Novelty Candy" has the meaning set forth in Schedule II hereinbelow.

     24.88. "Other Licensed Products" means all Licensed Products other than Basic Figures.

     24.89. "Other Product" has the meaning set forth in Subparagraph 3.5 hereinabove.

     24.90. "Permitted Licensee Affiliates" means those Licensee Affiliates set forth in Schedule I and such additional Licensee Affiliates as Licensor shall approve, if at all, in writing.

     24.91. "Pictures" has the meaning set forth in Subparagraph 24.68(a) hereinabove.

     24.92. [**].

     24.93. "Plush" has the meaning set forth in Schedule II hereinbelow.

     24.94. [**].

     24.95. [**].

     24.96. "Prequel" has the meaning set forth in Subparagraph 24.68(a)(ii) hereinabove.

     24.97. "Prior Agreements" has the meaning set forth in Subparagraph 5.3 hereinabove.

     24.98. [**].


                                       37
<PG$PCN>

     24.99. "Production Materials" has the meaning set forth in Subparagraph
            13.2 hereinabove.

    24.100. "Puzzles" has the meaning set forth in Schedule II hereinbelow.

    24.101. "Puzzle Agreement" has the meaning set forth in Subparagraph 5.3 hereinabove.

    24.102. [**].

    24.103. "Recipient" has the meaning set forth in Subparagraph 16.1 hereinabove.

    24.104. "Retail Entity" means a Customer which is ordinarily in the business of selling goods and products directly to a public (non-business) consumer.

    24.105. "Role-Playing Toys" has the meaning set forth in Schedule II hereinbelow.

    24.106. "Royalties" means the applicable "Royalty Percentage" of "Net Sales," as such terms are defined and set forth in Subparagraphs 8.1 and 8.2 hereinabove.

    24.107. "Royalty Percentage" has the meaning set forth in Subparagraph 8.1 hereinabove.

    24.108. "Royalty Report Form" has the meaning set forth in Subparagraph
            9.4 hereinabove.

    24.109. [**].

    24.110. "Sell-Off Period" has the meaning set forth in Subparagraph 22.3(c) hereinabove.

    24.111. [**].

    24.112. [**].

    24.113. [**].

    24.114. "Special Confidential Information" has the meaning set forth in Subparagraph 16.1 hereinabove.

    24.115. "Spin-Off Properties" has the meaning set forth in Subparagraph 24.68(b) hereinabove.

    24.116. [**].

    24.117. "Standard Playsets" has the meaning set forth in Schedule II hereinbelow.

    24.118. "Standard Vehicles" has the meaning set forth in Schedule II hereinbelow.


                                       38
<PG$PCN>

    24.119. "Standard Figures" has the meaning set forth in Schedule II hereinbelow.

    24.120. "Standard Toys" has the meaning set forth in Schedule II hereinbelow.

    24.121. "Sublicense Agreement" has the meaning set forth in Subparagraph
            3.3 hereinabove.

    24.122. "Sublicensee" has the meaning set forth in Subparagraph 3.3 hereinabove.

    24.123. [**].

    24.124. "Sub-Territory" has the meaning set forth Subparagraph 2.2 hereinabove.

    24.125. [**].

    24.126. [**].

    24.127. "Term" has the meaning set forth in Subparagraph 2.1 hereinabove.

    24.128. "Territory" has the meaning set forth in Subparagraph 2.2 hereinabove.

    24.129. "Toy Agreement" has the meaning set forth in Subparagraph 5.3 hereinabove.

    24.130. "Trademark License Agreement" has the meaning set forth in Subparagraph 1.2 hereinabove.

    24.131. [**].

    24.132. "U.S. Release Date" has the meaning set forth in Subparagraph 2.1 hereinabove.

    24.133. "Video Board Games" has the meaning set forth in Schedule II hereinbelow.

    24.134. "VAT" has the meaning set forth in Subparagraph 8.8 hereinabove.

    24.135. "Warrant" has the meaning set forth in Subparagraph 8.11 hereunder.

    24.136. "Water Toys" has the meaning set forth in Schedule II hereinbelow.

    24.137. [**].

25.   GENERAL.

      25.1. Assignment. Subject to the other terms and conditions of this Subparagraph 25.1, this Agreement will bind and inure to the benefit of each party and to their respective successors and permitted assigns. Except as expressly permitted herein, Licensee shall not voluntarily or by operation of law assign, sub-license, transfer, encumber or otherwise dispose of all or part of any right or privilege licensed to Licensee in this Agreement,


                                       39
<PG$PCN>

      including to a Licensee Affiliate, without Licensor's prior written approval, provided that the Licensee may assign its rights to any Licensee Affiliate so long as the Licensee directly or indirectly holds more than fifty percent (50%) of the equity economic and voting interests of such Licensee Affiliate. For purposes of this Subparagraph 25.1, any change in control of Licensee, whether through merger, acquisition, reorganization, liquidation, foreclosure, involuntary sale in bankruptcy, or the purchase of substantially all of Licensee's assets or otherwise, shall be deemed a purported assignment subject to Licensor's prior written approval. A "Change of Control" of Licensee shall have the meaning specified in the Warrant. Any attempted assignment, sublicense, transfer, encumbrance or other disposal without such approval will be null and void and constitute a material default and material breach of this Agreement.

      25.2. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the federal laws of the United States and the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents (and excluding the United Nations Convention on Contracts for the International Sale of Goods) without regard to choice of law provisions and regardless of the place or places of its actual execution or performance. Any suit, action or proceeding between or among any of the parties hereto arising out of or related to this Agreement will be brought solely in the federal or state courts in the Northern District of California, and Licensee hereby submits to the personal jurisdiction thereof and agrees to such courts as the appropriate venue. Notwithstanding the foregoing, Licensee agrees that, for purposes of collecting monies due pursuant to this Agreement, Licensee, at Licensor's election, may be subject to whatever local laws and courts have jurisdiction in any country of the Territory over Licensee. Process in any action or proceeding referenced to in this Subparagraph 25.2 may be served on Licensee at the address for notices set forth in Subparagraph 25.5 hereinbelow.

      25.3. Attorneys' Fees. In the event of any legal proceeding between the parties arising out of or related to this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded or granted, its costs and expenses (whether or not in connection with litigation and including, without limitation, reasonable attorneys' fees and costs) incurred in connection with any such proceeding.

      25.4. Equitable Relief. Licensee recognizes and acknowledges that a breach by Licensee of any covenants, agreements or undertakings made or assumed by it will cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Licensor's intellectual property and other rights in the Licensed Property, thereby entitling Licensor to equitable remedies (including, without limitation, injunctive relief), costs (including, without limitation, whether or not in connection with litigation) and reasonable attorney's fees. For purposes of this Subparagraph 25.4, Licensee acknowledges that (by way of example and not limitation) infringement of Licensor's intellectual property rights include any use of the Licensed Property by Licensee other than those licensed under this Agreement, failure to obtain approvals required under this Agreement, use or release of any Licensed Product or


                                       40
<PG$PCN>

      Confidential Information in violation of this Agreement, and failure to secure permissions and transfers of rights from third parties as required pursuant to this Agreement.

      25.5. Notices. Any notice to be given or served under this Agreement shall be in writing and shall be delivered to the parties addressed as set forth below, or to such other address as either party shall notify the other party of in writing, as follows: personally or sent by cable, telegram or telemessage or by facsimile, telex, telecopy or other print out communication mechanism or by first class, prepaid, registered or certified mail (if available) post (air mail if posted to another country) to the party to be served at the address set forth below in this Subparagraph 25.5 or to such other address as either party may from time to time notify in writing to the other. Such notice shall be deemed to have been served: (a) immediately in the case of personal delivery; (b) in the case of a cable, telegram or telemessage, on the first business day after the receipt by the relevant service of the order therefor; (c) in the case of facsimile, telex, telecopy or other print out mechanism, on the expiration of four (4) hours from the time of transmission subject in the case of telex or facsimile to proof by the sender that he/she holds an acknowledgment (whether in mechanical form other otherwise) confirming its receipt at its destination and subject in the case of facsimile or other print out transmission in the absence of a written acknowledgment to the original notice being sent by post or by personal delivery in accordance with this Subparagraph 25.5 not later than the next business day after such transmission; and (d) in the case of postal delivery, on the second business day following the date of posting (the fifth business day if posted to another country) or on acknowledgment of receipt if earlier.

            If to Licensor:

            For notices to Licensor: P. O. Box 2009, San Rafael, CA 94912,
            Attention: Vice President; with a copy to: General Counsel.

            For all approvals by Licensor pursuant to Paragraph 5 above: P. O. Box 2009, San Rafael, CA 94912, Attention: Approvals Coordinator

            For all other approvals by Licensor including, without limitation, pursuant to Paragraph 4 above: P.O. Box 2009, San Rafael, CA 94912,
            Attention: Vice President

            For statements and payments to Licensor: P. O. Box 2009, San Rafael, CA 94912, Attention: Cashier

            For wire transfers: pursuant to Licensor's written wire transfer instructions

            For deliveries requiring Licensor's street address: 5858 Lucas Valley Road, Nicasio, CA 94946


                                       41
<PG$PCN>

            If to Licensee:

            Hasbro, Inc.
            1027 Newport Avenue
            Pawtucket, RI 02862
            Attention:  General Counsel
            Fax: 401-727-5089

            and

            Hasbro, Inc.
            615 Elsinore Place
            Cincinnati, OH 45202
            Attention:  Vice President-Law
            Fax: 513-579-4757

      25.6. No Waiver. No action taken by either party pursuant to this Agreement, and no waiver by either party, whether express or implied, of any provision or right in this Agreement or any breach thereof, and no failure of either party to exercise or enforce any of its rights under this Agreement, will constitute a continuing waiver with respect to such provision or right or as a breach or waiver or any other provision or right, whether or not similar.

      25.7. Independent Contractors. The parties to this Agreement are and shall remain independent contractors. There is no relationship of partnership, employer, employee, principal, agent, joint venture, employment, franchise or agency between the parties. Except as expressly provided in this Agreement, neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written approval and shall not represent that it has such right.

      25.8. Nonexclusive Remedy. The exercise by either party of any remedy under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise.

      25.9. Severability. This Agreement is severable. If any provision of this Agreement is found invalid or unenforceable in any jurisdiction, that provision, as to that jurisdiction, will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the other remaining provisions of this Agreement, which other remaining provisions will not be affected and shall remain in force, to the maximum extent permissible.

      25.10. Approvals. Except as otherwise expressly stated herein, any and all Licensor approvals pursuant to this Agreement may be given or withheld in Licensor's reasonable discretion. Failure by Licensor to give written approval within fourteen (14) days from the date of a submission to Licensor will be deemed disapproval; provided, however, if Licensee thereafter notifies Licensor in writing that it has not received approval, and


                                       42
<PG$PCN>

      Licensor does not respond within forty-eight (48) hours of receipt of such notice, the submission will be deemed approved as if in writing hereunder. A delivery to or an approval made by an authorized representative of Hasbro, Inc. or Hasbro International, Inc. shall be deemed to constitute a delivery to and an approval, as the case may be, made by Hasbro, Inc. or Hasbro International, and all Permitted Licensee Affiliates. A delivery to or an approval made by an authorized representative of Lucas Licensing Ltd. shall be deemed to constitute a delivery to or an approval, as the case may be, made by Licensor.

      25.11. Headings, Captions and Names. The name of this Agreement, and all headings and captions herein contained, are for reference and convenience only and do not define, limit or expand the scope or intent of any provision hereof and shall not be relied upon in or in connection with the construction or interpretation of this Agreement. The words "herein," "hereunder," "hereof" and similar terms refer to this entire Agreement and shall not be limited to the specific paragraphs or subparagraphs in which they are used.

      25.12. Counterparts. This Agreement may be executed in one or more counterparts, and by telefacsimile transmission, each copy of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, but this Agreement shall not be binding upon the parties until it has been signed by both parties. The parties hereto agree that facsimile signatures on a copy of this Agreement shall be effective and enforceable as if they were original signatures.

      25.13. Further Instruments. Except as otherwise expressly provided in this Agreement, each party shall furnish to the other (and shall deliver and cause to be executed, acknowledged and delivered to the other) any further instruments, which such other party may reasonably require or deem necessary from time to time to evidence, establish, protect, enforce, defend or secure to such other party any or all of its rights hereunder or to more effectuate or carry out the purposes, provisions or intent of this Agreement.

      25.14. Governmental Approval. Licensor and Licensee shall (i) as promptly as practicable, make all necessary filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) use all commercially reasonable efforts to obtain the early termination of the waiting period under such Act. Licensor and Licensee agree to cooperate with each other in the preparation of the filings referred to in the preceding sentence and shall each bear fifty percent (50%) of the out-of-pocket filing fees required in connection with such filings.

      25.15. Conditioned Effectiveness of License. Notwithstanding anything in this Agreement to the contrary, this Agreement will not be deemed effective until the expiration or early termination of the waiting period applicable to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Upon such expiration or early termination, this Agreement will be deemed effective, without any further action of Licensor or Licensee.

      25.16. Lucasfilm Ltd. Guarantee. Lucasfilm Ltd. hereby agrees to guarantee the performance of Licensor's obligations under this Agreement.


                                       43
<PG$PCN>

      25.17. Force Majeure. In the event that China's loss of most favored nations trade status renders performance impossible or commercially impracticable and such impossibility or impracticability of performance can reasonably be expected to continue for at least ninety (90) days, then the parties shall discuss in good faith appropriate action to take in light of such circumstances.


                                       44
<PG$PCN>

      25.18. Entire Agreement. This Agreement (including all Exhibits and Schedules attached hereto, which Exhibits and Schedules are incorporated herein by this reference), constitutes the complete and entire agreement between the parties with respect to the subject matter hereof, superseding and replacing the Prior Agreements and any and all prior agreements, negotiations, communications, and understandings (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. Notwithstanding the foregoing, the right to manufacture, distribute, market and sell Licensed Products under the terms of the Prior Agreements shall survive the execution and delivery of this Agreement, the "Royalty" set forth and defined in the Prior Agreements shall be applicable to the "Licensed Products" (set forth and defined in the Prior Agreements) in the "Territories" (set forth and defined in the Prior Agreements) for Net Sales occurring up to and including December 31, 1998 and, without limitation, the parties agree that Licensee shall no longer have the right to the "Sell-Off Period" (set forth and defined in the Prior Agreements).

LUCAS LICENSING LTD. ("Licensor")       HASBRO, INC.

By: /s/ GORDON RADLEY                   By: /s/ HAROLD P. GORDON
    --------------------------------       -----------------------------------
Title: President                        Title: Vice Chairman
      ------------------------------          --------------------------------

                                        And

                                        HASBRO INTERNATIONAL, INC. on behalf
                                        of itself and all Permitted Licensee
                                        Affiliates

                                        By: /s/ HAROLD P. GORDON
                                           -----------------------------------
                                        Title: Vice Chairman
                                              --------------------------------

                                        (jointly and severally "Licensee")

LUCASFILM LTD.
(solely with respect to the
obligation contained in
Subparagraph 25.16
of the foregoing agreement)

By: /s/ GORDON RADLEY
   ---------------------------------
Title: President
      ------------------------------


                                       45
<PG$PCN>

Toy License Agreement Between Lucas Licesning Ltd. and Hasbro dated as of October 14, 1997

Schedule I - PERMITTED LICENSEE AFFILIATES

BYS Toys (Hong Kong) Limited
Claster Television, Inc.
Connector Set L.P.
Funskool (India) Ltd.
Groupe Hasbro France S.A.
Guangzhou Palmyra Bai-Yun-Shan Toys Limited
Hasbro Argentina S.A.
Hasbro Asia - Pacific Marketing Ltd.
Hasbro Australia Limited
Hasbro Aust Pty Ltd.
Hasbro B.V.
Hasbro Canada Inc.
Hasbro Chile LTDA
Hasbro Customer Services Limited
Hasbro de Mexico, S.A.de C.V.
Hasbro Deutschland GmbH
Hasbro Far East LTD
Hasbro Far East Services Limited
Hasbro Far East Venture Ltd.
Hasbro Finland OY
Hasbro Foreign Sales Corp.
Hasbro Hellas S.A.
Hasbro Hong Kong Limited
Hasbro Importatacao e Exportacao de Jogos e Brinquedos, Lda
Hasbro Industries (UK) Limited
Hasbro Interactive, Inc.
Hasbro Interactive Limited
Hasbro International Trading, Inc.
Hasbro International, Inc.
Hasbro Ireland Limited
Hasbro Israel Ltd.
Hasbro Italy S.r.l.
Hasbro Japan K.K.
Hasbro Latin America, Inc.
Hasbro Latin America Investments, Inc.
Hasbro Magyarorszag Kft
Hasbro Managerial Services, Inc.
Hasbro Mexicana S.A. de C.V.
Hasbro New Zealand Limited
Hasbro Norway AS
Hasbro Osterreich Ges.m.b.H.
Hasbro Peru S.A.
Hasbro Poland Sp.Zo.o.


SI-1
<PG$PCN>

Toy License Agreement Between Lucas Licesning Ltd. and Hasbro dated as of October 14, 1997

Hasbro Promotions and Direct, Inc.
Hasbro Sales Inc./Les ventes Hasbro Inc.
Hasbro Scandinavia AS
Hasbro Schweiz AG
Hasbro Servicios S.A. de C.V.
Hasbro Singapore Pte Ltd.
Hasbro Sweden AB
Hasbro Toy (Malaysia) Sdn Bhd
Hasbro U.K. Limited
HIAC V Corp.
HIAC VI Corp.
HIAC VIII Corp.
HIAC IX Corp.
HMS Juguetes S.A. de C.V.
Inter-Toy Equiutim Araclari Sanayl Ve Ticaret A.S.
ISIX, Inc.
Juguetrenes S.A. de C.V.
K=NEX France S.N.C.
K=NEX G.m.b.H.
K=NEX International U.K.
K=NEX International, L.P.
Larami Far East Limited
Larami Limited
MB Espana, S.A.
MB International B.V.
MB Internacional Brinquedos, Ltda.
MB Nederland B.V.
Milton Bradley Company (Georgia)
Milton Bradley Limited
Milton Bradley Storage Limited
NanHai County Yongnan Toy Manufacturing Company Limited
OddzOn/Cap Toys Far East Limited
OddzOn/Cap Toys Far East Services Limited
OddzOn/Cap Toys, Inc.
Palmyra Holdings Pte Ltd.
Palmyra (Hong Kong) Limited
Playskool Realty, Inc.
PromoToys S.r.l.
S.A. Hasbro N.V.
3D Licensing Limited
Toltoys (Australia) Pty Ltd.
Tonka International, Inc.
Tonka Manufacturing, Inc.
Tonka (UK) Ltd.
Wrebbit Inc.


SI-2
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Schedule II - LICENSED PRODUCTS

The term "Licensed Products" as used in, and subject to the terms and conditions of the Agreement, means: (A) "STANDARD TOYS," (B) "GAMES AND PUZZLES" AND (C) "ELECTRONICS/HAND HELD" (as such terms are defined hereinbelow).

(A) STANDARD TOYS: The term "Standard Toys," as used in the Agreement, means the following: "Standard Figures," "Standard Vehicles," "Standard Playsets," "Role-Playing Toys," "Dolls," "Plush," "Water Toys," "Carrying Cases," "Creative Play Toys," and "Novelty Candy" (as such terms are defined hereinbelow).

[**]

(B) "GAMES AND PUZZLES": The term "Games and Puzzles," as used in the Agreement means all "Board Games," "Video Board Games," "Audio Board Games," "Card Games" and "Puzzles":

[**]

(C) "ELECTRONICS/HAND HELD": The term "Electronics/Hand-Held," as used in the Agreement, means "Hand-Held Games," "Electronic Novelty Toys" and "Electronic Target Games," but specifically excluding "Youth Electronics" (as such terms are defined hereinbelow):

[**]

(D) EXCLUSIONS FOR INTERACTIVE PRODUCTS: Notwithstanding anything to the contrary set forth above in this Schedule II or otherwise, and without limitation, (a) expressly excluded from "Licensed Products" are: all items of the kinds described in this Section (D) and [**]

In the event of any inconsistencies or conflict between the terms and conditions in Sections A, B, or C of this Schedule II and the terms and conditions of Section D of this Schedule II, the terms and conditions of Section D shall prevail.


SII-1
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

         Schedule III - ADVANCES and MINIMUM SALES LEVELS (U.S. $000's)

                                      [**]


SIII-1

<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

                   Schedule IV -EXCLUDED DISTRIBUTION CHANNELS

                                      [**]


SIV-1

<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

        Schedule V - LICENSOR TRADEMARKS

        The Licensor Trademarks include, to the extent of Licensor's rights therein in the applicable country of the Territory, all of the trademarks, characters and other protectible elements as appearing in the Pictures and the Spin-Off Properties, including, without limitation:

              Admiral Akbar
              Artoo-Detoo (R2-D2)

              AT-AT
              A-Wing

              Ben (Obi-Wan) Kenobi
              Bib Fortuna
              Biggs Darklightner
              Boba Fett
              B=omarr Monk
              Bossk (Bounty Hunter)

              Chewbacca
              Cloud City
              Darth Vader
              Death Star
              Dengar
              Dewback
              Dr. Evazan

              Droid
              The Emperor
              Emperor Palpatine

              Endor

              Ewok

              Gamorrean Guard
              Grad Moff Tarkin
              Garindan
              Greedo

              Han Solo

              Hoth
              Ishi Tib
              Jabba the Hutt


SV-1
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

              Jawa
              Klaatu
              Lak Sivrak
              Lando Calrissian

              Lobot
              Logray
              Lord Darth Vader
              Luke Skywalker
              Malikili
              Max Rebo
              Millennium Falcon
              Mon Mothma
              Nien Numb
              Oola
              Ponda Baba
              Pote Snitkin

              Princess Leia Organa

              Rancor

              Ree-Yees

              Return of the Jedi
              Return of the Jedi Logo
              Ronto

              Saelt-Marae
              See-Threepio (C-3PO)
              Shadows of the Empire

              Star Wars
              Star Wars Logo

              Tauntaun

              The Empire Strikes Back
              The Empire Strikes Back Logo
              The Force
              TIE Fighter

              Tusken
              Ugnaught
              Wampa


SV-2
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

              Weequay (Skiff Guard)
              Wicket
              Xizor

              X-Wing
              Yak Face
              Yoda
              Zuckus


SV-3
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Schedule VI - EXCLUDED COUNTRIES

People's Republic of China (other than Hong Kong)


SVI-1
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

SCHEDULE VII  [**]


SVII-1
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Schedule VIII - MARKET CATEGORIES

[**]


SVIII-1

<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Schedule IX - GIFT MARKET DEFINITION

[**]


SIX-1
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Exhibit A - TRADEMARK LICENSE AGREEMENT

AGREEMENT dated as of this _____ day of ___________________, _____, between Lucas Licensing Ltd. ("Licensor") and Hasbro, Inc. and Hasbro International, Inc. and all "Permitted Licensee Affiliates" (as defined in the License Agreement) (collectively, "Licensee").

1. TRADEMARKS, PRODUCTS AND LICENSED TERRITORY: Licensor is, as between Licensor and Licensee, the owner of the trademarks indicated on Schedule A-1 attached hereto and made a part hereof ("Licensor Trademarks"). Licensor desires that Licensee be permitted to use the Licensor Trademarks on those goods indicated on Schedule A-2 attached hereto and made a part hereof ("Licensed Products") in the country or countries ("Licensed Territory") listed on Schedule A-3 listed on
Schedule III attached hereto and made a part hereof pursuant to the terms and conditions hereof. The parties acknowledge and agree that the designations of the Licensed Products and Licensed Territory contained in Schedules A-2 and A-3, respectively, are not intended to, and shall not, supersede or alter in any manner the designations used with respect to these matters in any commercial agreement between the parties related to the subject matter hereof including but not limited to the Toy License Agreement dated as of October __, 1997 among the parties hereto (the "License Agreement").

2. LICENSE: Licensor hereby grants to Licensee a license (as provided in the License Agreement) to use the Licensor Trademarks on and in connection with the Licensed Products and for the sole purpose to affix the Licensor Trademarks to or on the Licensed Products and packaging, containers, display materials, advertising and promotional materials sold, used or distributed in connection with the Licensed Products. Licensee hereby agrees to limit its use of the Licensor Trademarks in accordance with the foregoing and according to processes, specifications and other quality standards established or approved by Licensor pursuant to the License Agreement for the Licensed Products with respect to which the Licensor Trademarks are used. Without limiting the generality of the foregoing, the quality of all such Licensed Products shall be at least as high as that of similar goods presently sold or distributed by Licensee, and shall be subject to such approval procedures established by any commercial agreement between the parties related to the subject matter hereof.

3. TERM: The Term of this Agreement shall be _______________, including any so-called "sell-off period", to which Licensee is entitled, if at all.

4. LIMITED GRANT: All rights in the Licensor Trademarks other than those specifically granted herein are reserved to Licensor for its own use and benefit. Licensee acknowledges that it shall not acquire any rights of whatsoever nature in the Licensor Trademarks as a result of Licensee's use thereof, and that all use of the Licensor Trademarks by Licensee shall inure to the benefit of Licensor.

5. DISPLAY OF TRADEMARKS AND PROPRIETARY NOTICES: Pursuant to the terms and conditions of the License Agreement: (a) Licensee agrees that the Licensor Trademarks shall be displayed only in such form and manner as shall be specifically approved by Licensor; (b) Licensee shall cause to appear on all material on or in connection with which the Licensor Trademarks are used, such legends, markings and notices as Licensor may require; (c) Licensee


Ex A-1
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997 agrees that it shall use no markings, legends or notices relating to the Licensor Trademarks on the Licensed Products and packaging and advertising therefor other than as approved in advance in writing by Licensor; (d) Licensor reserves the right to make such changes in the specified notices as Licensor reasonably deems necessary or desirable to protect Licensor's interests in the Licensed Trademarks, provided however that such changes shall not be required to be made on Licensed Products and packaging or advertising therefor which have already been manufactured or printed in accordance with Licensor's previous instructions or approval. The foregoing shall not limit Licensor's ability to reasonably require so-called "running changes" or to otherwise to enforce the provisions of this Agreement or any other agreement between the parties.

The words "Registered User" and/or the symbol J or 7 shall be used on all Licensed Products, packaging and advertising manufactured or printed after Licensor notifies Licensee in writing that such words and symbol are legally permitted in the specific country or countries in the Licensed Territory within which the Licensed Products will be distributed.

6. COMPLIANCE WITH QUALITY STANDARDS: If the quality standards set forth herein are not met, or if said quality standards are not maintained throughout the period of manufacture of any Licensed Products hereunder, then, upon written notice from Licensor, Licensee shall immediately discontinue the manufacture and distribution of such Licensed Products that do not meet said quality standards. The foregoing shall not limit Licensor's rights or remedies for failure to maintain such quality standards as provided elsewhere herein or in any other agreement between the parties hereto.

7. PRODUCTION SAMPLES: In accordance with the terms and conditions of the License Agreement, Licensee agrees to submit to Licensor and to any other recipient(s) which Licensor may from time to time designate in writing, on a regular basis, representative samples of the Licensed Products and of any or all materials bearing the Trademarks in order Licensor may be assured that the provisions of this Agreement are being observed. Said samples should be submitted to Licensor at the address specified by Licensor.

8. GOODWILL OF THE TRADEMARK: Licensee recognizes the great value of the goodwill associated with the Licensor Trademarks and acknowledges that the Licensor Trademarks and all rights therein and goodwill pertaining thereto belong exclusively to Licensor.

9. SIMILAR TRADEMARKS: Licensee shall give Licensor prompt written notice of any adverse use in the Licensed Territory of a trademark or other designation similar to the Licensor Trademarks of which Licensee is or becomes aware. Licensee further agrees that it shall not at any time apply for any registration of any copyright, trademark or other designation, nor file any document with any governmental authority, nor take any other action which would affect the ownership of the Licensor Trademarks.

10. TERMINATION: Upon the expiration or earlier termination of this Agreement, all rights to use the Licensor Trademarks or any other symbols of goodwill owned by Licensor relative to the Licensed Products, together with the appurtenant goodwill thereof shall revert automatically to Licensor, and Licensee shall immediately discontinue all use of the Licensor Trademarks except as may herein be provided.


Ex A-2
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

11. ASSIGNMENT UPON TERMINATION: Upon written request by Licensor, or in any event upon the termination of this Agreement for whatever reason, Licensee shall execute and deliver to Licensor a document, in form and substance reasonably satisfactory to Licensor, assigning to Licensor all of Licensee's right, title and interest, if any, in and to the Licensor Trademarks. In the event Licensee fails to execute and deliver said document, Licensor shall have the right to execute same as Licensee's attorney-in-fact, and Licensee does hereby irrevocably appoint (such appointment being irrevocable and coupled with an interest) Licensor its true and lawful attorney-in-fact only for the purpose of executing such document.

12. RECORDATION OF AGREEMENT, REGISTERED USER: Licensor, at its discretion, shall have the right to record this Agreement at the appropriate Registry or governmental authority in the Licensed Territory at Licensor's expense, and Licensee agrees to cooperate as requested by Licensor in arranging such recordation, or in varying or canceling such recordation in the event of amendments to, or termination of, this Agreement. Licensee hereby appoints Licensor as its agent for the purpose of lodging, prosecuting and completing registered user entries at the appropriate registry in the Territory and at Licensor's expense, such appointment being irrevocable and coupled with an interest.

13. GENERAL: The terms and conditions of this Agreement are subject to the terms and conditions of the License Agreement and in the event of a conflict between the terms or conditions herein contained and those of the License Agreement, the latter shall prevail. Approvals hereunder shall be made subject to the terms of the License Agreement. This Agreement does not constitute either party the agent of the other or create a partnership or joint venture between the parties except as provided herein, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever. This Agreement shall be governed by the laws of the State of California applicable to agreements made and fully performed in California.

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

("Licensee")                             Lucas Licensing Ltd. ("Licensor")

------------------------------------     -----------------------------------
Name:                                    Name:
     -------------------------------          ------------------------------
Title:                                   Title:
      ------------------------------           -----------------------------


Ex A-3
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Schedule A-1 to TRADEMARK LICENSE AGREEMENT

LICENSOR TRADEMARKS

The Licensor Trademarks include such original trademarks, tradenames, servicemarks and servicenames owned by Licensor and arising out of and which have become directly associated with the "Pictures" or the "Spin-Off Properties" (as such terms are defined in the License Agreement), to the extent of Licensor's rights in each applicable country of the Territory under such country's applicable trademark laws, including, but not limited to:

      Admiral Akbar
      Artoo-Detoo (R2-D2)

      AT-AT
      A-Wing

      Ben (Obi-Wan) Kenobi
      Bib Fortuna
      Biggs Darklightner
      Boba Fett
      B=omarr Monk
      Bossk (Bounty Hunter)

      Chewbacca
      Cloud City
      Darth Vader
      Death Star
      Dengar
      Dewback
      Dr. Evazan

      Droid
      The Emperor
      Emperor Palpatine
      Endor

      Ewok

      Gamorrean Guard
      Grad Moff Tarkin
      Garindan
      Greedo

      Han Solo

      Hoth


Ex A-4
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

      Ishi Tib
      Jabba the Hutt
      Jawa
      Klaatu
      Lak Sivrak
      Lando Calrissian

      Lobot
      Logray
      Lord Darth Vader
      Luke Skywalker
      Malikili
      Max Rebo
      Millennium Falcon
      Mon Mothma
      Nien Numb
      Oola
      Ponda Baba
      Pote Snitkin

      Princess Leia Organa

      Rancor

      Ree-Yees
      Return of the Jedi
      Return of the Jedi Logo
      Ronto

      Saelt-Marae
      See-Threepio (C-3PO)
      Shadows of the Empire

      Star Wars
      Star Wars Logo

      Tauntaun

      The Empire Strikes Back
      The Empire Strikes Back Logo
      The Force
      TIE Fighter

      Tusken
      Ugnaught


Ex A-5
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

      Wampa
      Weequay (Skiff Guard)
      Wicket
      Xizor

      X-Wing
      Yak Face
      Yoda
      Zuckus


Ex A-6
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Schedule A-2 to TRADEMARK LICENSE AGREEMENT

LICENSED PRODUCTS


Ex A-7
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Schedule A-3 to TRADEMARK LICENSE AGREEMENT

LICENSED TERRITORY


Ex A-8
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Exhibit B - APPROVAL OF SUBLICENSEE AGREEMENT

THIS AGREEMENT, dated as of __________________, is made by and among LUCAS LICENSING LTD., a California corporation, P.O. Box 2009, San Rafael, California 94912, U.S.A. (hereinafter referred to as "Licensor"), (sublicensee company name), _________________ [address] (hereinafter referred to as "Company") and Hasbro, Inc., Hasbro International and all "Permitted Licensee Affiliates" (as defined in the License Agreement) (jointly and severally "Licensee"), ____________________ [address].

                  WHEREAS: Reference is made to that certain license agreement between Licensor and Hasbro, Inc., Hasbro International and all "Permitted Licensee Affiliates" (as defined in the License Agreement) (jointly and severally "Licensee") (the "License Agreement"), pursuant to which License Agreement Licensee is licensed the right to distribute and sell, subject to the terms and conditions of the License Agreement, certain products, goods or articles governed thereby (the "Licensed Products") based on the "Licensed Property" (as defined therein); and

                  WHEREAS: Company and Licensee have entered into an agreement dated ____, (the "Sublicense Agreement"), whereby Licensee has sublicensed to Sublicensee the right to distribute and/or sell certain Licensed Products based on or incorporating the Licensed Property in the country or countries set forth therein (the "Territory") and for a term set forth in the Sublicense Agreement;

                  NOW, THEREFORE, for the promises set forth herein by the parties and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. RESPONSIBILITY OF LICENSEE. Subject to the terms and conditions of the License Agreement, nothing contained in this Agreement or in the Sublicense Agreement shall in any manner whatsoever affect or otherwise diminish or relieve Licensee of any of its obligations under the License Agreement.

2. SUBLICENSE AGREEMENT: In order to induce Licensor to execute this Agreement, Licensee and Company hereby represent and agree that, subject to the approval of Licensor, Company has executed the Sublicense Agreement. A copy of such Sublicense Agreement is attached hereto as Attachment B-1 and is incorporated herein by this reference. Without limitation of Licensor's rights, if Company breaches a material term of the Sublicensee Agreement, and, as a result of such breach, Licensee is in material breach of the License Agreement, subject to the provisions of Subparagraph 22.2(a) of the License Agreement, then, notwithstanding anything to the contrary contained in the Sublicense Agreement, Licensor shall have the right, pursuant to the License Agreement to send to Company a notice of termination ("Termination Notice") in the name of Licensee and the Sublicense Agreement shall be deemed terminated as of the date Company receives such Termination Notice.

3. APPROVAL BY LICENSOR: Subject to the terms and conditions hereof, Licensor hereby approves Company to act for Licensee as a sublicensee of the rights and obligations of Licensee solely with respect to the sale and distribution of Licensed Products governed by the Sublicense Agreement. It is expressly understood and agreed that the rights sublicensed


Ex B-1
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997 hereunder do not include the right to manufacture of Licensed Products for which Company must, with Licensor's prior written approval, execute an Approval of Manufacturer Agreement in accordance with the terms and conditions of the License Agreement

4. ACKNOWLEDGMENT OF LICENSE AGREEMENT: Company hereby represents that Company has reviewed and is familiar with all of the provisions of the License Agreement identified in Subparagraph 8.3 of the License Agreement as being relevant to Company's activities hereunder, and Company agrees that in performing under this Agreement, Company shall perform, be bound by and comply with each and all of such terms and conditions of the License Agreement as they apply to Company. Without limitation of Licensor's rights and remedies, in the event of a breach or threatened breach by Licensee of any term or condition of the License Agreement and/or in the event of a breach or threatened breach by Company of any term or condition of the Sublicense Agreement that would result in a breach of Licensee's obligations pursuant to the License Agreement, Licensor shall be entitled to seek legal and/or equitable relief by way of injunction or otherwise against Licensee and/or against Company, at the discretion of Licensor, to restrain, enjoin and/or prevent any such breach or threatened breach.

5. OBLIGATIONS OF COMPANY: Company hereby agrees that in exercising the rights authorized herein:

(a) Company shall only distribute and/or sell a Licensed Product pursuant to the Sublicense Agreement in accordance with the instructions of Licensee;

(b) Except as provided in Subparagraph 10(a) herein below, Company shall not assign or license, in any manner whatsoever, the rights granted to Company herein or delegate any of its obligations under the Sublicense Agreement or under this Agreement to any party;

(c) Company shall execute a Trademark License Agreement with Licensor, or with any entity designated by Licensor, with respect to the Licensed Products in a form substantially identical to the Trademark License Agreement executed by Licensee with respect to the Licensed Products; and

(d) Without limitation of Licensor's rights hereunder, Company shall upon execution of the Sublicense Agreement and of this Agreement assume all of Licensee's obligations with respect to rights sublicensed in the Sublicense Agreement for the Licensed Products governed thereby.

6. EFFECT OF EXPIRATION OR TERMINATION: Without limitation, upon the expiration or earlier termination of the Sublicense Agreement, Company shall comply with and be bound by the terms and conditions as are imposed upon Licensee pursuant to subparagraph 22.3 of the License Agreement and (a) immediately cease all activities authorized hereunder respecting the Licensed Products including, without limitation, the distribution and sale of Licensed Products and, within thirty (30) days after such expiration or termination, Company shall send Licensor and Licensee a complete inventory report of all Licensed Products within its possession or control; and (b) at Licensor's election, [**] furnish Licensor with a sworn certificate of destruction of such Production Materials, signed by an officer of Company. Upon the expiration or termination of the Sublicense Agreement, including a sell-off period thereunder, if any, except as otherwise expressly


Ex B-2
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997 provided herein, Company shall have no further right to exercise the rights sublicensed hereunder or otherwise acquired in relation to this Agreement or the Sublicense Agreement.

7.    COMPANY RECORDS AND AUDITS:

(a) Company will maintain complete and accurate records during and for five (5) years after the termination or expiration of the Sublicense Agreement, related to this Agreement and/or the rights sublicensed pursuant to the Sublicense Agreement. The obligation to maintain records and to grant Licensor and Licensor's representatives access to such records shall survive the expiration or earlier termination of this Agreement.

(b) An independent certified public accountant selected by Licensor may, upon reasonable notice and during normal business hours, inspect any and all records of Company related to the exercise of Company's rights under this Agreement and/or the Sublicense Agreement, including without limitation its payment obligations. If, upon performing such audit, it is determined that Company owes Licensor monies, Company will immediately make full payment thereof. If the amount of such payment exceeds [**], Company will bear all out-of-pocket expenses and costs of such audit in addition to its obligation to make full payment. All underpayments and late payments will accrue interest charges from the due date through the date of payment at an interest rate equal to [**], and shall be payable upon demand.

8. LICENSOR AS THIRD PARTY BENEFICIARY. In addition to Licensor's other rights and remedies pursuant to the License Agreement and to this Agreement, Licensor is a third party beneficiary of the obligations of Company under any and all agreements, whether oral or written, between Company and Licensee respecting the Licensed Products, including, without limitation, the Sublicense Agreement, and Licensor shall have the right at any time to enforce such obligations related to the Licensed Property and to exercise any of Licensee's rights and remedies directly against Company as if Licensor were a direct party thereto if Licensee fails to enforce such obligations or to exercise any such rights or remedies within twenty-five (25) days following Licensee's receipt of Licensor's written request therefor.

9.    CONFIDENTIALITY.

(a) Confidential Information. Company acknowledges and agrees that the terms and conditions contained in this Agreement, the Sublicense Agreement and/or any other agreement between or among any or all of the parties are confidential, as well as any and all information and material concerning or pertaining to: (i) any script, concept, marketing plan, schedule of Licensor or of any Licensor-Related Entity (including, without limitation, any pre-production, production or post-production schedule or release schedule for any "Prequel" [as defined in the License Agreement] or for any derivative work thereof); (ii) any project, product, good or article pertaining to the Licensed Property; (iii) any term or condition of any agreement between Licensor and any individual or entity relating to any Licensed Product (including, without limitation, any talent agreement); and (iv) any "Copyright Material" (as such term is defined in the License Agreement) are confidential and proprietary to Licensor (individually and collectively the "Confidential Information"). Company further acknowledges and agrees that, except as otherwise expressly provided in this Subparagraph 10(a), Company shall not use, copy, or disclose, or authorize or permit the use, copy or disclosure of, any Confidential Information in whole or in


                                     Ex B-3
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997 part in any manner or to any person, firm, enterprise, organization, corporation or entity unless authorized in advance in writing by Licensor. Company shall receive and hold, and shall contractually obligate and cause all entities with whom it contracts relative to the Licensed Products to maintain, all Confidential Information in the strictest confidence and Company acknowledges, represents, warrants and agrees to use its best efforts to protect the confidentiality of all Confidential Information. Furthermore, Company will not disclose any Confidential Information to any third party for any purpose (including the exercise of its rights or performance of its obligations) unless Licensor otherwise agrees in writing and such third party has executed a written confidentiality agreement in form and substance acceptable to Licensor, which confidentiality agreement, inter alia, shall restrict the use of any Confidential Information to the minimal extent necessary to effectuate the terms and conditions of this Agreement as they apply to such third party and requires such third party to use its best efforts to maintain all Confidential Information in the strictest confidence. Company's obligations pursuant to this Subparagraph 9(a) shall not apply to any Confidential Information which: is authorized in writing by Licensor to become publicly known; is rightfully received from a third party authorized by Licensor to receive such information without restriction and without breach of this Agreement; or is the minimum necessary to comply with any law, regulation, stock exchange rule or valid order of a court of competent jurisdiction.

(b) Publicity or Announcements. Without limitation of the foregoing, except to the minimum extent necessary to comply with any law, regulation or stock exchange rule, no announcements, press releases, or publicity about the existence or any terms of this Agreement, the relationship of the parties or about the rights relating to the Licensed Products to be exercised hereunder shall be made by Company without the prior written approval of Licensor in each instance.

(c) Rights of Publicity. Except as expressly set forth herein, Company acquires no rights to use and will not use without Licensor's prior written approval the characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of Licensor in any advertising, publicity or promotion, to express or imply any endorsement by Licensor of Company's services or products, or in any other manner except as expressly authorized in this Agreement. The foregoing provision shall survive expiration or termination of this Agreement.

10.   GENERAL.

(a) Assignment. This Agreement will bind and inure to the benefit of each party and to their respective successors and assigns. Company shall not voluntarily or by operation of law assign, sub-license, transfer, encumber or otherwise dispose of all or part of any right or privilege granted to Company in this Agreement, without Licensor's prior written approval. For purposes of this Paragraph, any change in control of Company, whether through merger, acquisition, reorganization, liquidation, foreclosure, involuntary sale in bankruptcy, or the purchase of substantially all of Company's assets or otherwise, shall be deemed a purported assignment subject to Licensor's prior written approval. Any attempted assignment, sublicense, transfer, encumbrance or other disposal without such approval will be null and void and constitute a material default and material breach of this Agreement.


Ex B-4
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the federal laws of the United States and the laws of the State of California applicable to agreements executed, and to be performed entirely, within California between California residents (and excluding the United Nations Convention on Contracts for the International Sale of Goods) without regard to choice of provisions and regardless of the place or places of its actual execution and performance. Any suit, action or proceeding between or among the parties hereto arising out of or related to this Agreement will be brought solely in the federal or state courts in the Northern District of California, and Company hereby submits to the personal jurisdiction thereof and agrees to such courts as the appropriate venue. Notwithstanding the foregoing, Company agrees that, for purposes of collecting monies due pursuant to this Agreement, Company, at Licensor's election, may be subject to whatever local laws and courts have jurisdiction in any country of the Territory over Company.

(c) Attorneys' Fees. In the event of any legal proceeding between or among any of the parties hereto arising out of or related to this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded or granted, its costs and expenses (whether or not in connection with litigation and including, without limitation, reasonable attorneys' fees and costs) incurred in connection with any such proceeding.

(d) Equitable Relief. Company recognizes and acknowledges that a breach by Company of any covenants, agreements or undertakings made or assumed by it hereunder or under the Sublicense Agreement will cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Licensor's intellectual property and other rights in the Licensed Property, thereby entitling Licensor to equitable remedies (including, without limitation, injunctive relief), reasonable costs (including, without limitation, whether or not in connection with litigation) and reasonable attorney's fees.

(e) Notices. All notices and approvals under this Agreement will be deemed received when delivered personally, sent by confirmed facsimile transmission or received through nationally-recognized express courier, to the address shown below or as may otherwise be specified by either party to the other in accordance with this Subparagraph 10(e). All such notices to Licensor will be directed as follows:

      For notices to Licensor: P. O. Box 2009, San Rafael, CA 94903,Attention:
      Vice President, Licensing, with a courtesy copy to: General Counsel.

      For notices to Company: _________________________________

(f) No Waiver. No waiver by either party, whether express or implied, of any provision of this Agreement or any breach thereof, and no failure of either party to exercise or enforce any of its rights under this Agreement, will constitute a continuing waiver with respect to such provision or right or as a breach or waiver or any other provision or right, whether or not similar.

(g) Severability. This Agreement is severable. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other remaining provisions of this Agreement will not be affected and shall remain in force.


Ex B-5
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

(h) Approvals. Any and all approvals of Licensor permitted, rendered or required pursuant to this Agreement may be given or withheld by Licensor in the manner provided in the License Agreement.

(i) Headings Captions and Definitions. The name of this Agreement, and all headings and captions herein contained are for reference and convenience only and do not define, limit or expand the scope or intent of any provision hereof and shall not be relied upon in or in connection with the construction or interpretation of this Agreement. Except as herein otherwise expressly defined, all capitalized terms contained in this Agreement shall have the same meaning as such words have in the License Agreement. The words "herein," "hereunder" and similar terms refer to this entire Agreement and shall not be limited to the specific paragraphs or subparagraphs in which they are used.

(j) Counterparts. This Agreement may be executed in one or more counterparts, and by telefacsimile transmission, each copy of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, but this Agreement shall not be binding upon the parties until it has been signed by all parties hereto. The parties hereto agree that telecopied signatures hereto shall be effective and enforceable.

(k) Further Instruments: Except as otherwise expressly provided in this Agreement, each party shall furnish to the others (and shall deliver and cause to be executed, acknowledged and delivered to the other) any further instruments, which any such other party may reasonably require or deem necessary from time to time to evidence, establish, protect, enforce, defend or secure to such other party any or all of its rights hereunder or to more effectuate or carry out the purposes, provisions or intent of this Agreement.

(l) Entire Agreement. This Agreement constitutes the complete and entire agreement by and among all of the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, negotiations, communications, and understandings (both written and oral) by and among all of the parties regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by all parties. By signing in the spaces provided below, the parties hereto have accepted and agreed to all of the terms and conditions set forth above.

LUCAS LICENSING LTD. ("Licensor")


By:___________________________________


Its:__________________________________


Ex B-6
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

THE FOREGOING IS ACCEPTED AND AGREED TO:


_________________________ ("Company")


By:___________________________________


Title:________________________________


HASBRO, INC., on behalf of itself and all "Permitted
Licensee Affiliates" (as defined in the License Agreement)


By:___________________________________


Title:________________________________


("Licensee")


Ex B-7
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Attachment B-1 (SUBLICENSE AGREEMENT)


Ex B-8
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Exhibit C - STANDARD APPROVAL FORM

                       STANDARD APPROVAL FORM
--------------------------------------------------------------------------------

Licensed      Star Wars                        Date sent to LHI
Property     ____________________________

Licensee     ____________________________      Date Received

_________________________________________      Date Called

_________________________________________      Date Returned

_________________________________________      Phone:

_________________________________________      Fax:

Attention: ______________________________

Article Enclosed (one form per item)           _________________________________

Checklist

____________ Art                               |_|

____________ Editorial                         |_|

____________ Legal                             |_|

____________ Marketing                         |_|

____________ Merchandising                     |_|

Comments (LHI use only) ________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

|_| See attached
                             ___________________________________________________
                             Merchandising Coordinator, Lucas Licensing Ltd.


                                     Ex C-1
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Exhibit D - ROYALTY REPORT FORM  (To be provided)


                                     Ex D-1
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Exhibit E - THIRD PARTY COPYRIGHT ASSIGNMENT FORM

Date: ______________________

[Name and Address of artist] (the "Artist") agrees to make for [Licensee] ("Company") the following original artwork, which shall be satisfactory to Lucas Licensing Ltd. ("LIC"), for the project described below:

LIC is the owner of all worldwide rights in and to the films entitled [specify films] (collectively the "Films") and is the owner of all rights, including all copyrights, in and to the works based on or derived from the Films.

Company is a licensee of LIC with respect to use of the Films (and elements thereof) with respect to ____________, and Company wishes to develop [description of work] (the "Project").

Artist wishes to have Company commission artwork in connection with the Project. Artist understands that Company will commission such artwork only on a work-for-hire basis or on the condition that all rights in and to such artwork are assigned by Artist to LIC.

1. Assignment: Artist hereby sells, transfers and assigns to LIC, exclusively and perpetually, all worldwide rights, titles and interest of every kind and nature in the artwork more particularly described on Schedule II attached hereto (hereinafter the "Work"), including, but not limited to, (a) all copyrights herein for the full term of such copyrights, including any periods of extension or renewal, (b) the right of reproduction in any and all media of the Work, in whole or in part, including, but not limited to, any characters or figures depicted or developed therein, (c) the moral rights of authors in the Work in whole or in part, and (d) all rights of manufacture, merchandising, recordation, reproduction, display and exhibition of the Work in whole or in part, by any means now known and/or hereafter devised.

2. Work for Hire: Should Artist be deemed an employee of Company, or any third party licensee, or should the Work be deemed a work-for-hire, Artist agrees that the Work was created within the scope of Artist's employment, or that the Work is considered a work made-for-hire.

3. Assistance by Artist: Artist agrees to assist LIC at no cost or expense to Artist in obtaining registration and enforcement of copyrights and other rights of any kind or nature in the Work, or any portion of it, including, but not being limited to, the execution of further assignments or other documents.

4. Consideration: Artist agrees and acknowledges that Company is not permitted to commission artwork from third parties unless LIC grants its approval thereto. Artist further agrees and acknowledges that Artist has executed this Agreement in consideration of LIC's permission to allow Company to commission Artist to participate in the Project. Artist agrees and acknowledges that Company (and
LIC) shall be solely responsible for all payment due Artist with respect to the Work, and that any failure by Company to pay Artist, any breach by Company of any agreement Company may have with Artist, or any act or omission of Company, shall not


Ex E-1
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997 effect a revocation of, diminish, limit, or otherwise affect in any manner LIC's ownership of all rights in and to the Work under this Agreement.

5. Exercise of Rights: The rights granted by this agreement to LIC shall be exercised by LIC and Company in their sole and exclusive discretion.

6. Artist's Warranty, Indemnity and Acknowledgment: Artist warrants that the Work is and shall be wholly original, except for any materials provided Artist by Company, and except for any materials utilized by Artist from the public domain; that to Artist's knowledge no third party has any right, title or interest in and to the Work; that Artist has the full right and authority to make this assignment; that no rights in or to the Work are being retained or reserved by Artist; that proper releases have been obtained from all persons whose names or likenesses may be incorporated or used in the Work, unless specifically excepted at the end of this Agreement; and that use by LIC and Company of the Work will not infringe or violate the rights of any third party. Artist agrees to indemnify and hold Company and LIC harmless against any and all loss, cost, liability and expenses (including reasonable counsel fees) arising out of any breach of the warranties contained in this agreement.

7. Moral Rights/Rental and Lending Rights: Artist hereby irrevocably transfers and assigns to LIC, and waives and agrees never to assert, any and all "Moral Rights" (defined below) in or with respect to the Work and/or the Licensed Property, even after expiration or termination of this Agreement. "Moral Rights" means any rights to claim authorship of a work, to object to or prevent the modification of a work, or to withdraw from circulation or control the publication or distribution of a work, and any similar right, existing under the law of any country in the world or under any treaty. If and to the extent applicable in respect of rights commonly known as moral rights, including but without limitation, those defined in Sections 77-89 inclusive of the U.K. Copyright Designs and Patents Act 1988, as amended, Artist hereby waives all such rights in their entirety and Artist hereby warrants that Artist has procured or shall procure, so far as the same is permissible, waivers of all such rights in their entirety from all persons who may have such rights in and to the Work and/or the Licensed Property, the intent that such waiver shall be irrevocable and shall extend to Artist and/or Artist's assigns and successors in title.

8. Company's Indemnity and Acknowledgment: To the best of Company's knowledge, any contributions and changes Company makes to the Work will not infringe or violate the rights of any third party. Company hereby indemnifies Artist and shall hold Artist harmless from any loss, liability, damage, cost or expense (including reasonable counsel fees), arising out of any claims or suits which may be brought or made against Artist by reason of the breach by Company of the warranties or representations made in this agreement.

9. Confidentiality and Acknowledgment of Ownership: Artist agrees to hold in strictest confidence, and not disclose to any person or organization any confidential information relating to LIC, Company, or the Films which Artist obtains by virtue of the access to such information granted to Artist by Company or LIC. Artist acknowledge that such information is the sole property of LIC, and is considered to be trade secrets of LIC, and includes any information relating to works-in-progress, business, trade secrets, scripts, plots, or any other confidential


Ex E-2
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997 matter relating to the artistic creations or business of LIC and/or any of its affiliated or related entities.

10. Successors and Assigns: This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, agents, administrators and assigns.

11. Governing Law: This agreement shall be construed according to the laws of the State of California, which courts sitting in Northern California shall have exclusive jurisdiction.

By: ________________________________
("Artist")


Lucas Licensing Ltd.

By: ________________________________

Its: _______________________________


Ex E-3
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

Exhibit F - APPROVAL OF MANUFACTURER AGREEMENT

THIS AGREEMENT dated as of _______________ by and among LUCAS LICENSING LTD. ("Licensor"), 5858 Lucas Valley Road, Nicasio, California 94946 U.S.A. (mailing address: P.O. Box 2009, San Rafael, California 94912 U.S.A.), ________________________ ("Company"), located at ______________________, and
Hasbro, Inc., Hasbro International and all "Permitted Licensee Affiliates" (as defined in the License Agreement) ("Licensee"), located at ____________________.

                  WHEREAS: Reference is made to that certain license agreement dated as of ________ (the "License Agreement") between Licensor and _________________________________________________ Licensee under which Licensee was granted the right to manufacture and distribute the products, goods and articles of merchandise specified therein ("Licensed Products") relating to the certain Licensed Property governed thereby; and

                  WHEREAS: Company and Licensee have executed an agreement dated ______, ____, (the "Manufacturing Agreement") whereby Company has been engaged by Licensee to manufacture certain Licensed Products based on or incorporating the Licensed Property in the country or countries set forth therein (the "Territory") and for a term as set forth therein (the "term") commencing on [term Effective Date] and continuing until [term end date];

                  NOW, THEREFORE, for the promises set forth herein by the parties and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree, as follows:

1. RESPONSIBILITY OF LICENSEE: Subject to the terms and conditions of the License Agreement, nothing contained in this Agreement or in the Manufacturing Agreement shall in any manner whatsoever affect or otherwise diminish or relieve Licensee of any of its obligations under the License Agreement.

2. MANUFACTURING AGREEMENT: In order to induce Licensor to execute this Agreement, Licensee and Company hereby represent and agree that, subject to the approval of Licensor, Company has executed the Manufacturing Agreement. Without limitation of Licensor's rights, if Company breaches a material term of the Manufacturing Agreement and, as a result of such breach, Licensee is in material breach of the License Agreement, subject to the provisions of Subparagraph 22.2(a) of the License Agreement, then, notwithstanding anything to the contrary contained in the Manufacturing Agreement, Licensor shall have the right, pursuant to the License Agreement to send to Company a notice of termination ("Termination Notice") in the name of Licensee and the Agreement shall be deemed terminated as of the date Company receives such Termination Notice.

3. APPROVAL BY LICENSOR: Subject to the terms and conditions hereof, Licensor hereby approves of Company as a manufacturer of the Licensed Products governed by the Manufacturing Agreement, for the Term, as such Term shall expire or be terminated hereunder, and for the Territory.


Ex F-1
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

4. ACKNOWLEDGMENT OF LICENSE AGREEMENT: Company hereby represents that Company has reviewed and is familiar with all of the provisions of the License Agreement identified in Subparagraph 15.1 of the License Agreement as being relevant to Company's activities hereunder, and Company agrees that in performing under this Agreement, Company shall perform, be bound by and comply with each of such terms and conditions of the License Agreement as they apply to Company. Without limitation of Licensor's rights and remedies, in the event of a breach or threatened breach by Licensee of any term or condition of the License Agreement and/or in the event of a breach or threatened breach by Company of any term or condition of the Manufacturing Agreement that would result in a breach of Licensee's Agreement, Licensor shall be entitled to seek legal and/or equitable relief by way of injunction or otherwise against Licensee and/or against Company, at the discretion of Licensor, to restrain, enjoin and/or prevent any such breach or threatened breach.

5. OBLIGATIONS OF COMPANY: Company hereby agrees that in exercising the rights authorized herein:

(a) Company shall only manufacture the Licensed Products pursuant to the Manufacturing Agreement in accordance with the instructions of Licensee;

(b) Company shall not assign or license, in any manner whatsoever, the rights granted to Company herein or delegate any of its obligations under the Manufacturing Agreement or under this Agreement, to any party without Licensor's prior written consent;

(c) Company shall execute a Trademark License Agreement with Licensor, or with any entity designated by Licensor, with respect to the Licensed Products in a form substantially identical to the Trademark License Agreement executed by Licensee with respect to the Licensed Products; and

(d) Without limitation of Licensor's rights hereunder, Company shall upon execution of the Manufacturing Agreement and this Agreement assume all of Licensee's obligations with respect to manufacture of the Licensed Products governed thereby.

6. EFFECT OF EXPIRATION OR TERMINATION: Without limitation, upon the expiration or earlier termination of the Manufacturing Agreement, Company shall comply with and be bound by the same terms and conditions as are imposed upon Licensee pursuant to Subparagraph 22.3 of the License Agreement. Upon the expiration or termination of the Manufacturing Agreement, except as otherwise expressly provided herein, Company shall have no further right to exercise the rights approved hereunder or otherwise acquired pursuant to the Manufacturing Agreement.

7. COMPANY RECORDS AND AUDITS:

(a) Company will maintain complete and accurate records during and for five (5) years after the termination or expiration of the Manufacturing Agreement related to this Agreement and/or the rights granted to Company pursuant to the Manufacturing Agreement. The obligation to maintain records and to grant Licensor and Licensor's representatives access to such records shall survive the expiration or earlier termination of this Agreement.


Ex F-2
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

(b) An independent certified public accountant selected by Licensor may, upon reasonable notice and during normal business hours, inspect any and all records of Company related to the exercise of Company's rights under this Agreement and/or under the Manufacturing Agreement. If, upon performing such audit, it is determined that Company owes Licensor monies, Company will immediately make full payment thereof. If the amount of such payment exceeds [**], Company will bear all expenses and costs of such audit in addition to its obligation to make full payment. All underpayments and late payments will accrue interest charges from the due date through the date of payment at an interest rate equal to [**], and shall be payable upon demand.

8. LICENSOR AS THIRD PARTY BENEFICIARY: In addition to Licensor's other rights and remedies pursuant to the License Agreement and this Agreement, Licensor is a third party beneficiary of the obligations of Company under any and all agreements, whether oral or written, between Company and Licensee respecting the Licensed Products, including, without limitation, the Manufacturing Agreement, and Licensor shall have the right at any time to enforce such obligations and to exercise any of Licensee's rights and remedies directly against Company as if a direct party thereto if Licensee fails to enforce such obligations or to exercise any such rights or remedies within twenty-five (25) days following Licensee's receipt of Licensor's written request therefor.

9. CONFIDENTIALITY:

(a) Confidential Information. Company acknowledges and agrees that the terms and conditions contained in this Agreement, the Manufacturing Agreement and/or any other agreement between or among any or all of the parties are confidential, as well as any and all information and material concerning or pertaining to: (i) any script, concept, marketing plan, schedule of Licensor or of any Licensor-Related Entity (including, without limitation, any pre-production, production or post-production schedule or release schedule for any "Prequel" [as defined in the License Agreement] or for any derivative work thereof); (ii) any project, product, good or article pertaining to the Licensed Property; (iii) any term or condition of any agreement between Licensor and any individual or entity relating to any Licensed Product (including, without limitation, any talent agreement); and (iv) any "Copyright Material" (as such term is defined in the License Agreement) are confidential and proprietary to Licensor (individually and collectively the "Confidential Information"). Company further acknowledges and agrees that, except as otherwise expressly provided in this Subparagraph 9(a), Company shall not use, copy, or disclose, or authorize or permit the use, copy or disclosure of, any Confidential Information in whole or in part in any manner or to any person, firm, enterprise, organization, corporation or entity unless authorized in advance in writing by Licensor. Company shall receive and hold, and shall contractually obligate and cause all entities with whom it contracts relative to the Licensed Products to maintain, all Confidential Information in the strictest confidence and Company acknowledges, represents, warrants and agrees to use its best efforts to protect the confidentiality of all Confidential Information. Furthermore, Company will not disclose any Confidential Information to any third party for any purpose (including the exercise of its rights or performance of its obligations) unless Licensor otherwise agrees in writing and such third party has executed a written confidentiality agreement in form and substance acceptable to Licensor, which confidentiality agreement, inter alia, shall restrict the use of any Confidential Information to the minimal extent necessary to effectuate the terms and conditions of this Agreement as they apply to such third party shall require


Ex F-3
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997 such third party to use its best efforts to maintain all Confidential Information in the strictest confidence. Company's obligations pursuant to this Subparagraph 9(a) shall not apply to any Confidential Information which: is authorized in writing by Licensor to become publicly known; is rightfully received from a third party authorized by Licensor to receive such information without restriction and without breach of this Agreement; or is the minimum amount necessary to comply with any valid order of a court of competent jurisdiction.

(b) Publicity or Announcements. Without limitation of the foregoing, except to the extent necessary to comply with any law, regulation or stock exchange rule, no announcements, press releases, or publicity about the existence or any terms of this Agreement, the relationship of the parties or about the rights relating to the Licensed Products to be exercised hereunder shall be made by Company without the prior written approval of Licensor in each instance.

(c) Rights of Publicity. Except as expressly set forth herein, Company acquires no rights to use and will not use without Licensor's prior written approval the characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of Licensor in any Advertising, publicity or promotion, to express or imply any endorsement by Licensor of Company's services or products, or in any other manner except as expressly authorized in this Agreement. The foregoing provision shall survive expiration or termination of this Agreement.

10. GENERAL:

(a) Assignment. This Agreement will bind and inure to the benefit of each party and to their respective successors and assigns. Company shall not voluntarily or by operation of law assign, sub-license, transfer, encumber or otherwise dispose of all or part of any right or privilege granted to Company in this Agreement or in the Manufacturing Agreement, without Licensor's prior written approval. For purposes of this Subparagraph 10(a), any change in control of Company, whether through merger, acquisition, reorganization, liquidation, foreclosure, involuntary sale in bankruptcy, or the purchase of substantially all of Company's assets or otherwise, shall be deemed a purported assignment subject to Licensor's prior written approval. Any attempted assignment, sublicense, transfer, encumbrance or other disposal without such approval will be null and void and constitute a material default and material breach of this Agreement.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the federal laws of the United States and the laws of the State of California applicable to agreements executed, and to be performed entirely, within California between California residents (and excluding the United Nations Convention on Contracts for the International Sale of Goods) without regard to choice of provisions and regardless of the place or places of its actual execution and performance. Any suit, action or proceeding between or among any of the parties hereto arising out of or related to this Agreement will be brought solely in the federal or state courts in the Northern District of California, and Company hereby submits to the personal jurisdiction thereof and agrees to such courts as the appropriate venue. Notwithstanding the foregoing, Company agrees that, for purposes of collecting monies due pursuant to this Agreement, Company, at Licensor's election, may be subject to whatever local laws and courts have jurisdiction in any country of the Territory over Company.

Ex F-4
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

(c) Attorneys' Fees. In the event of any legal proceeding between or among any of the parties hereto arising out of or related to this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded or granted, its costs and expenses (whether or not in connection with litigation and including, without limitation, reasonable attorneys' fees and costs) incurred in connection with any such proceeding.

(d) Equitable Relief. Company recognizes and acknowledges that a breach by Company of any covenants, agreements or undertakings made or assumed by it hereunder or under the Manufacturing Agreement will cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Licensor's intellectual property and other rights in the Licensed Property, thereby entitling Licensor to equitable remedies (including, without limitation, injunctive relief), reasonable costs (including, without limitation, whether or not in connection with litigation) and reasonable attorney's fees.

(e) Notices. All notices and approvals under this Agreement will be deemed received when delivered personally, sent by confirmed facsimile transmission or received through nationally-recognized express courier, to the address shown below or as may otherwise be specified by either party to the other in accordance with this Subparagraph 10(e). All such notices to Licensor will be directed as follows:

      For notices to Licensor: P. O. Box 2009, San Rafael, CA 94903, Attention:
      Vice President, Licensing, with a courtesy copy to: General Counsel.

      For notices to Company: _________________________________

(f) No Waiver. No waiver by either party, whether express or implied, of any provision of this Agreement or any breach thereof, and no failure of either party to exercise or enforce any of its rights under this Agreement, will constitute a continuing waiver with respect to such provision or right or as a breach or waiver or any other provision or right, whether or not similar.

(g) Severability. This Agreement is severable. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other remaining provisions of this Agreement will not be affected and shall remain in force.

(h) Approvals. Any and all approvals of Licensor permitted, rendered or required pursuant to this Agreement may be given or withheld in Licensor's sole discretion, subject to the terms of the License Agreement.

(i) Headings, Captions, and Definitions. The name of this Agreement, and all headings and captions herein contained are for reference and convenience only and do not define, limit or expand the scope or intent of any provision hereof and shall not be relied upon in or in connection with the construction or interpretation of this Agreement. Except as herein otherwise expressly defined, all capitalized terms contained in this Agreement shall have the same meaning as such words have in the License Agreement. The words "herein," "hereunder" and similar terms refer to this entire Agreement and shall not be limited to the specific paragraphs or subparagraphs in which they are used.


Ex F-5
<PG$PCN>

Toy License Agreement Between Lucas Licensing Ltd. and Hasbro dated as of October 14, 1997

(j) Counterparts. This Agreement may be executed in one or more counterparts, and by telefacsimile transmission, each copy of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, but this Agreement shall not be binding upon the parties until it has been signed by all parties hereto. The parties hereto agree that telecopied signatures hereto shall be effective and enforceable.

(k) Further Instruments. Except as otherwise provided in this Agreement, each party shall furnish to the others (and shall deliver and cause to be executed, acknowledged and delivered to the other) any further instruments, which any such other party may reasonably require or deem necessary from time to time to evidence, establish, protect, enforce, defend or secure to such other party any or all of its rights hereunder or to more effectuate or carry out the purposes, provisions or intent of this Agreement.

(l) Entire Agreement. This Agreement constitutes the complete and entire agreement by and among all of the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, negotiations, communications, and understandings (both written and oral) by and among all of the parties regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by all parties.

By signing in the spaces provided below, the parties hereto have accepted and agreed to all of the terms and conditions hereof.

AGREED TO AND ACCEPTED:


                         ("Company")     LUCAS LICENSING LTD. ("Licensor")

By:________________________________      By:___________________________________

Its:_______________________________      Its:__________________________________

Date:______________________________      Date:_________________________________

HASBRO, INC. on behalf of itself and
all "Permitted Licensee Affiliates" (as
defined in the License Agreement"
("Licensee")

By:________________________________

Its:_______________________________

Date:______________________________


Ex F-6